Filed Pursuant to Rule 424(b)(5)

Registration No. 333-239419

PROSPECTUS SUPPLEMENT (To Prospectus dated July 2, 2020)

DIGITAL ALLY, INC.

3,250,000 Shares of Common Stock

Prefunded Common Stock Purchase Warrants to purchase up to 11,050,000 Shares of Common Stock

Common Stock Purchase Warrants to purchase up to 14,300,000 Shares of Common Stock

Digital Ally, Inc. (the “Company”, “our”, “we” and “us”) is offering 3,250,000 shares of our common stock (“Shares”), par value $0.001 per share (“Common Stock”), and common stock purchase warrants to purchase up to an aggregate of 14,300,000 shares of Common Stock (the “Warrants”) (and the shares of Common Stock that are issuable from time to time upon exercise of the Warrants (the “Warrant Shares”)). We are also offering to purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of this offering, prefunded common stock purchase warrants to purchase up to 11,050,000 shares of Common Stock (the “Pre-Funded Warrants”), in lieu of shares of Common Stock.

The purchase price of each Pre-Funded Warrant will equal the price per share at which the Shares are being sold to the public in this offering, minus $0.01, and the exercise price of each Pre-Funded Warrant will be $0.01 per share. Each Pre-Funded Warrant is exercisable for one (1) share of Common Stock. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This prospectus supplement also relates to the Warrant Shares and the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this offering (the “Pre-Funded Warrant Shares”). Each share of Common Stock and Pre-Funded Warrant is being sold together with a Warrant to purchase one (1) share of our Common Stock, at an exercise price of $3.25 per share. The Warrants will be exercisable immediately and will expire five (5) years from the date of issuance. The shares of Common Stock or Pre-Funded Warrants, and the accompanying Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

We will sell to the investors in this offering (i) the shares of Common Stock and accompanying Warrants at a combined public offering price of $2.80 per share of Common Stock and accompanying Warrant and (ii) the Pre-Funded Warrants and accompanying Warrants at a combined public offering price of $2.79 per Pre-Funded Warrant and accompanying Warrant. We will pay all of the expenses incident to the registration, offering and sale of such securities under this prospectus supplement and the accompanying base prospectus.

	Per Share and Accompanying Warrant	Per Pre- Funded Warrant and Accompanying Warrant	Total(1)
Combined public offering price(2)	$2.80	$2.79	$39,929,500
Placement agent discounts and commissions(3)	$0.168	$0.1674	$2,395,770
Proceeds, before expenses, to us	$2.632	$2.6226	$37,533,730

(1)	Total excludes exercise of the Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, gross proceeds received would equal $40,040,000.

(2)	The public offering price is $2.799 per share of Common Stock and $0.001 per accompanying Warrant and $2.789 per Pre-Funded Warrant and $0.001 per accompanying Warrant.

(3)	The placement agent will receive a placement agent discount equal to 6.0% of the gross proceeds in this offering. In addition, we have agreed to reimburse the placement agent for certain expenses. See the section entitled “Plan of Distribution” beginning on page S-29 of this prospectus supplement for a description of the compensation payable to the placement agent.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “DGLY.” The last reported sale price for our Common Stock on Nasdaq on January 26, 2021 was $2.75 per share. There is no established trading market for the Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants or the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.

As of the date of this prospectus supplement, we are not subject to the sale limitations described in General Instruction I.B.6 to Form S-3 because the “public float” (the market value of our Common Stock held by non-affiliates) was greater than $75,0000,000 on the date on which the accompanying base prospectus forming a part of the registration statement of which this prospectus supplement and such base prospectus form a part. In the event that any time during the effectiveness of the registration statement of which this prospectus supplement and accompanying base prospectus forms a part, we become subject to such sale limitations, as a result of the public float becoming less that $75,000,000 during any applicable 12-month period, we will not sell securities in a public primary offering with a value exceeding more than one-third of our public float.

You should read carefully this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus before you invest.

Our business and an investment in our shares of Common Stock involve a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 11 of the accompanying base prospectus and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company expects to deliver the shares of Common Stock, the Pre-Funded Warrants and the Warrants to the purchasers on or about February 1, 2021.

Sole Placement Agent

KINGSWOOD CAPITAL MARKETS

division of Benchmark Investments, Inc.

The date of this Prospectus Supplement is January 27, 2021

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding this offering of securities; and (2) the accompanying base prospectus, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC website or at the SEC offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

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You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus supplement and accompanying base prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus supplement and accompanying base prospectus outside of the United States.

Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement, including the information in the accompanying base prospectus and the documents incorporated by reference herein and therein, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames.

Information contained in, and that can be accessed through our website, www.digitalallyinc.com, does not constitute part of this prospectus supplement, including the information in the accompanying base prospectus and the documents incorporated by reference herein and therein.

This prospectus supplement, including the information in the accompanying base prospectus and the documents incorporated by reference herein and therein, includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus supplement, the accompanying base prospectus and such other documents are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus supplement, the accompanying base prospectus and such other documents or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. Furthermore, references in this prospectus supplement, the accompanying base prospectus and such other documents to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus supplement, the accompanying base prospectus and such other documents.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of Digital Ally, Inc. and this offering, we encourage you to read and consider carefully this entire prospectus supplement, including the information the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, including the information set forth in the section titled “Risk Factors” in this prospectus supplement beginning on page S-12. Unless the context provides otherwise, all references herein to “Digital Ally”, “the “Company”, “we”, “our” and “us” refer to Digital Ally, Inc.

Company Overview

We produce digital video imaging, storage products and disinfectant and related safety products for use in law enforcement, security and commercial applications. Our products include, among others: in-car digital video/audio recorders contained in a rear-view mirror for use in law enforcement and commercial fleets; a system that provides our law enforcement customers with audio/video surveillance from multiple vantage points and hands-free automatic activation of body-worn cameras and in-car video systems; a miniature digital video system designed to be worn on an individual’s body; and cloud storage solutions. We have recently added two new lines of branded products: (1) the ThermoVu™ line, which is a line of self-contained temperature monitoring stations that provides alerts and controls facility access when an individual’s temperature exceeds a pre-set threshold and (2) the Shield™ disinfectant and cleanser line, which is for use against viruses and bacteria and which we began offering to our law enforcement and commercials customers beginning late in the second quarter of 2020. Both product lines are manufactured by third parties. In addition, we have active research and development programs to adapt our technologies to other applications. We can integrate electronic, radio, computer, mechanical, and multi-media technologies to create unique solutions to address needs in a variety of other industries and markets, including mass transit, school bus, taxicab and the military. We sell our products to law enforcement agencies, private security customers and organizations, and consumer and commercial fleet operators through direct sales domestically and third-party distributors internationally.

COVID-19 Pandemic

The consolidated financial statements incorporated by reference into this prospectus supplement and accompanying base prospectus as well as the description of our business contained herein, unless otherwise indicated, principally reflect the status of our business and the results of our operations as of September 30, 2020. Since that date, economies throughout the world have continued to be severely disrupted by the effects of the quarantines, business closures and the reluctance of individuals to leave their homes as a result of the outbreak of the coronavirus (“COVID-19”). Although we remain open as an “essential business,” our supply chain has been disrupted and our customers, in particular our commercial customers, have been significantly impacted which has, in turn, reduced our level of operations and activities. In addition, the capital markets have been disrupted and our efforts to raise necessary capital will likely be adversely impacted by the outbreak of the virus and we cannot forecast with any certainty when the disruptions caused by it will cease to impact our business and the results of our operations. In reading this prospectus supplement and accompanying base prospectus forming a part of this registration statement, including the related exhibits, the information incorporated by reference herein and therein and our discussion of our ability to continue as a going concern set forth in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on November 12, 2020, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on April 6, 2020 (the “Form 10-K”), and amended in our Annual Report on Form 10-K/A, filed with the SEC on April 29, 2020, including the notes to the consolidated financial statements contained therein, in each case, consider the additional uncertainties caused by the outbreak of COVID-19.

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Our Products

We supply technology-based products utilizing our portable digital video and audio recording capabilities for the law enforcement and security industries and for the commercial fleet and mass transit markets. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create positive solutions to our customers’ requests. Our products include: the DVM-800 and DVM-800 Lite, in-car digital video mirror systems for law enforcement; the FirstVU and the FirstVU HD, body-worn cameras, our patented and revolutionary VuLink product, which integrates our body-worn cameras with our in-car systems by providing hands-free automatic activation for both law enforcement and commercial markets; the DVM-250 and DVM-250 Plus, a commercial line of digital video mirrors that serve as “event recorders” for the commercial fleet and mass transit markets; and FleetVU and VuLink, our cloud-based evidence management systems. We introduced the EVO-HD product in the second quarter of 2019 and began full-scale deliveries in the third quarter of 2019. The EVO-HD is designed and built on a new and highly advanced technology platform that we expect to become the platform for a new family of in-car video solution products for the law enforcement and commercial markets. We believe that the launch of these new products will help to reinvigorate our in-car and body-worn systems revenues while diversifying and broadening the market for our product offerings. Recently, we launched a new line of branded disinfectant and related safety products, which will be marketed to our law enforcement and commercial customers. The following describes our product portfolio:

In-Car Digital Video Mirror System for Law Enforcement – EVO-HD, DVM-800 and DVM-800 Lite

In-car video systems for patrol cars are now a necessity and have generally become standard. Current systems are primarily digital based systems with cameras mounted on the windshield and the recording device generally in the trunk, headliner, dashboard, console or under the seat of the vehicle. Most manufacturers have already developed and transitioned completely to digital video, and some have offered full high definition (“HD”) level recordings which is currently state-of-art for the industry.

Our digital video rear-view mirror unit is a self-contained video recorder, microphone and digital storage system that is integrated into a rear-view mirror, with a monitor, global positioning system (“GPS”) and 900 megahertz (“MHz”) audio transceiver. Our system is more compact and unobtrusive than certain of our competitors because it requires no recording equipment to be located in other parts of the vehicle.

Our in-car digital video rear-view mirror has the following features:

●	wide angle zoom color camera;

●	standards-based video and audio compression and recording;

●	system is concealed in the rear-view mirror, replacing factory rear-view mirror;

●	monitor in rear-view mirror is invisible when not activated;

●	easily installs in any vehicle;

●	ability to integrate with body-worn cameras including auto-activation of either system;

●	archives audio/video data to the cloud, computers (wirelessly) and to compact flash memory, or file servers;

●	900 MHz audio transceiver with automatic activation;

●	marks exact location of incident with integrated GPS;

●	playback using Windows Media Player;

●	optional wireless download of stored video evidence;

●	proprietary software protects the chain of custody; and

●	records to rugged and durable solid-state memory.

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We have completed development of a new in-car digital video platform under the name EVO-HD which it launched during the second quarter of 2019. The EVO-HD is a next generation system that offers a multiple HD in-car camera solution system with built-in patented VuLink auto-activation technology. The EVO-HD is built on an entirely new and highly advanced technology platform that enables many new and revolutionary features, including auto activation beyond the car and body camera. No other provider can offer built-in patented VuLink auto-activation technology.

The EVO-HD provides law enforcement officers with an easier to use, faster and more advanced system for capturing video evidence and uploading than similar products sold by the Company’s competitors. Additional features include:

●	a remote cloud trigger feature that allows dispatchers to remotely start recordings;

●	simultaneous audio/video play back;

●	cloud connectivity via cell modem, including the planned deployment of the new 5G network;

●	near real-time mapping and system health monitoring;

●	body-camera connectivity with built-in auto activation technology; and

●	128 gigabyte internal storage, up to 2 terabyte external solid-state drive storage.

The EVO-HD is designed and built on a new and highly advanced technology platform that will become the platform for a whole new family of in-car video solution products for the law enforcement. The innovative EVO-HD technology replaces the current in-car mirror-based systems with a miniaturized system that can be custom-mounted in the vehicle while offering numerous hardware configurations to meet the varied needs and requirements of its law enforcement customers. The EVO-HD can support up to four HD cameras, with two cameras having pre-event and evidence capture assurance (“ECA”) capabilities to allow agencies to review entire shifts. An internal cell modem will allow for connectivity to the VuVault.net cloud, powered by Amazon Web Services (“AWS”) and real time metadata when in the field.

In-Car Digital Video “Event Recorder” System – DVM-250 Plus for Commercial Fleets

Digital Ally provides commercial fleets and commercial fleet managers with the digital video tools that they need to increase driver safety and track assets in real-time and minimize the company’s liability risk, all while enabling fleet managers to operate the fleet at an optimal level. We market a product designed to address these commercial fleet markets with our DVM-250 Plus event recorders that provide all types of commercial fleets with features and capabilities which are fully-customizable, consistent with their specific application and inherent risks. The DVM-250 Plus is a rear-view mirror based digital audio and video recording system with many, but not all of, the features of our DVM-800 law enforcement mirror systems, which we sell at a lower price point. The DVM-250 Plus is designed to capture “events,” such as wrecks and erratic driving or other abnormal occurrences, for evidentiary or training purposes. The commercial fleet markets may find our units attractive from both a feature and a cost perspective compared to other providers. We believe that due to our marketing efforts, commercial fleets are adopting this technology, in particular the ambulance and taxi-cab markets. During the first quarter of 2021, the Company intends to launch the DVM-250 FLT, which is the basic DVM-250 with a monitor that can be located outside of the rear-view mirror. The DVM-250 FLT is expected to be attractive to customers in the over-the-road trucking and similar industries that typically do not have rear view mirrors.

Digital Ally offers a suite of data management web-based tools to assist fleet managers in the organization, archival, and management of videos and telematics information. Within the suite, there are powerful mapping and reporting tools that are intended to optimize efficiency, serve as excellent training tools for teams on safety and ultimately generate a significant return on investment for the organization.

The EVO-HD described above will also become the platform for a whole new family of in-car video solution products for the commercial markets. The innovative EVO-HD technology will replace the current in-car mirror-based systems with a miniaturized system that can be custom-mounted in the vehicle while offering numerous hardware configurations to meet the varied needs and requirements of its commercial customers. In its commercial market application, the EVO-HD can support up to four HD cameras, with two cameras having pre-event and ECA capabilities to allow customers to review entire shifts. An internal cell modem will allow for connectivity to the FleetVU Manager cloud-based system for commercial fleet tracking and monitoring, powered by AWS and real time metadata when in the field.

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Miniature Body-Worn Digital Video System – FirstVU HD for Law Enforcement and Private Security

This system is also a derivative of our in-car video systems, but is much smaller and lighter and more rugged and water-resistant to handle a hostile outdoor environment. These systems can be used in many applications in addition to law enforcement and private security and are designed specifically to be clipped to an individual’s pocket or other outer clothing. The unit is self-contained and requires no external battery or storage devices. Current systems offered by competitors are digital based, but generally require a battery pack and/or storage device to be connected to the camera by wire or other means. We believe that our FirstVU HD product is more desirable for potential users than our competitors’ offerings because of its video quality, small size, shape and lightweight characteristics. Our FirstVU HD integrates with our in-car video systems through our patented VuLink system allowing for automatic activation of both systems.

Auto-activation and Interconnectivity Between In-Car Video Systems and FirstVU HD Body Worn Camera Products – VuLink for Law Enforcement Applications

Recognizing a critical limitation in law enforcement camera technology, we pioneered the development of our VuLink ecosystem that provides intuitive auto-activation functionality as well as coordination between multiple recording devices. The United States Patent and Trademark Office (the “USPTO”) has recognized these pioneering efforts by granting us multiple patents with claims covering numerous features, such as automatically activating an officer’s cameras when the light bar is activated or when a data-recording device such as a smart weapon is activated. Additionally, the awarded patent claims cover automatic coordination between multiple recording devices. Prior to this work, officers were forced to manually activate each device while responding to emergency scenarios, a requirement that both decreased the usefulness of the existing camera systems and diverted officers’ attention during critical moments. Our FirstVU HD integrates with our in-car video systems through our patented VuLink system allowing for automatic activation of both systems.

This feature is becoming a standard feature required by many law agencies. Unfortunately, certain of our competitors have chosen to infringe our patent and develop products that provide the same or similar features as our VuLink system. We filed lawsuits against two competitors – Axon Enterprises, Inc. (“Axon,” formerly known as Taser International, Inc.) and Enforcement Video, LLC d/b/a WatchGuard Video (“WatchGuard”) – which challenge Axon’s and WatchGuard’s infringing products. On May 13, 2019, WatchGuard and the Company resolved the dispute and executed a settlement agreement in the form of a Release and License Agreement. The litigation has been dismissed as a result of this settlement.

Axon – On June 17, 2019, the U.S. District Court for the District of Kansas (the “U.S. District Court”) granted Axon’s motion for summary judgment that Axon did not infringe on the Company’s patent and dismissed the case. Importantly, the U.S. District Court’s ruling did not find that the Company’s ‘452 Patent was invalid. It also did not address any other issue, such as whether the Company’s requested damages were appropriate, and it does not impact the Company’s ability to file additional lawsuits to hold other competitors accountable for patent infringement. This ruling solely related to an interpretation of the Company’s claims as they relate to Axon and was unrelated to the supplemental briefing the Company filed on its damages claim and the WatchGuard settlement. Those issues are separate and the U.S. District Court’s ruling on the motion for summary judgment had nothing to do with the Company’s damages request.

We filed an opening appeal brief on August 26, 2019 with the U.S. Court of Appeals for the Tenth Circuit (the “Court of Appeals”), appealing the U.S. District Court’s granting of Axon’s motion for summary judgment. Axon responded by filing a responsive brief on November 6, 2019 and we then filed a reply brief responding to Axon on November 27, 2019. The Court of Appeals scheduled oral arguments on our appeal of the U.S. District Court’s summary judgment ruling on April 6, 2020. This appeal was intended to address the Company’s position that the U.S. District Court incorrectly dismissed our claims against Axon. If the Court of Appeals overturns the ruling of the U.S. District Court, the case will be remanded to the U.S District Court before a new judge. On March 12, 2020, the panel of judges for the Court of Appeals issued an order cancelling the oral arguments previously set for April 6, 2020, having determined that the appeal will be decided solely based on the parties’ briefs. On April 22, 2020, a three-judge panel of the United States Court of Appeals denied our appeal and affirmed the District Court’s previous decision to grant Axon summary judgment. On May 22, 2020, we filed a petition for panel rehearing requesting that we be granted a rehearing of our appeal of the U.S. District Court’s summary judgment ruling. Furthermore, we requested that we be given an opportunity to make our case through oral argument in front of the three-judge panel of the Court of Appeals, which was also denied. The Company has abandoned its right to any further appeals.

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WatchGuard – On May 27, 2016, the Company filed suit against WatchGuard alleging patent infringement based on WatchGuard’s VISTA Wifi and 4RE In-Car product lines. On May 13, 2019, the parties resolved the dispute and executed a settlement agreement in the form of a Release and License Agreement. The litigation has been dismissed as a result of this settlement. The Release and License Agreement contains the following key terms:

●	WatchGuard paid Digital Ally a one-time, lump settlement payment of $6,000,000.

●

Digital Ally has granted WatchGuard a perpetual covenant not to sue if WatchGuard’s products incorporate agreed-upon modified recording functionality. Digital Ally has also granted WatchGuard a license to the ‘292 Patent and the ‘452 Patent (and related patents, now existing and yet-to-issue) through December 31, 2023. The parties have agreed to negotiate in good faith to attempt to resolve any alleged infringement that occurs after the license period expires.

●	The parties have further agreed to release each other from all claims or liabilities pre-existing the settlement.

●	As part of the settlement, the parties agreed that WatchGuard is making no admission that it has infringed any of Digital Ally’s patents.

Upon receipt of the $6,000,000, the parties filed a joint motion to dismiss the lawsuit with the court, which was granted.

We believe that the outcome of the Axon lawsuit will largely define the competitive landscape for the body-worn and in-car video market for the foreseeable future. We expect that our VuLink product and its related patents will be recognized as the revolutionary and pioneering invention by the U.S. courts.

VuVault.net and FleetVU Manager

VuVault.net is a cost-effective, fully expandable, law enforcement cloud storage solution powered by AWS that provides redundant and security-enhanced storage of all uploaded videos that comply with the United States Federal Bureau of Investigation’s Criminal Justice Information Services Division requirements.

FleetVU Manager is our web-based software for commercial fleet tracking and monitoring that features and manages video captured by our video event data recorders of incidents requiring attention, such as accidents. This software solution features our cloud-based web portal that utilizes many of the features of our VuVault.net law-enforcement cloud-based storage solution.

Disinfectant Line and Related Safety Products

On June 2, 2020, the Company announced that it was launching its branded ThermoVu™ product line. ThermoVu is a non-contact temperature-measuring instrument that measures temperature through the wrist. ThermoVu has optional features such as facial recognition to improve facility security by restricting access based on temperature and/or facial recognition parameters. ThermoVu provides an instant pass/fail audible tone with its temperature display and controls access to facilities based on such results. The Company believes this product can be applied in schools, office buildings, subway stations, airports and other public venues.

On June 2, 2020, the Company also announced the launch of its branded Shield™ Disinfectant/Sanitizer and several related products to fulfill demand by current customers and others for a disinfectant and sanitizer that is less harsh than many of the traditional products now widely distributed. The Shield™ product line contains a cleaner with no harsh chemicals or fumes. Hypochlorous acid (“HOCL”), the active ingredient of the Company’s Shield products, falls under category IV of the United States Environmental Protection Agency’s (“EPA”) toxicity categories, the least toxic category. Cleaning crews are not required to wear personal protective equipment when applying and reapplying HOCL. The Shield™ Disinfectant/Sanitizer has been listed on the EPA’s List N: Disinfectants for Use Against SARS-CoV-2, the virus that causes COVID-19.

The Company is also distributing other personal protective equipment (“PPE”) such as nitrile gloves and masks which is used by many different customers who wish to reduce transmission of SARS-CoV-2, the virus that causes COVID-19, and other viruses. The Company is purchasing such PPE from international vendors on a wholesale basis.

Other Products

During the last year, we focused our research and development efforts to meet the varying needs of our customers, enhance our existing products and commence development of new products and product categories. Our research and development efforts are intended to maintain and enhance our competitiveness in the market niche we have carved out, as well as positioning us to compete in diverse markets outside of law enforcement. In December 2019, the Company announced a partnership with Pivot International for design and manufacture of a new and innovative Breathalyzer Device utilizing the Company’s recently issued patent. With this new technology, when an officer is conducting a field sobriety test and the breathalyzer is activated, the digital video recording device will automatically start a recording, later embedding the meta-data captured onto the recorded video. The ‘732 Patent was granted by the U.S. Patent Office in August 2019 and is an expansion of Digital Ally’s patented VuLink automatic activation technology.

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Corporate Information

We were incorporated in Nevada on December 13, 2000 as Vegas Petra, Inc. From that date until November 30, 2004, when we entered into a Plan of Merger with Digital Ally, Inc., a Nevada corporation, which was formerly known as Trophy Tech Corporation (the “Acquired Company”), we had not conducted any operations and were a closely-held company. In conjunction with the merger, we were renamed Digital Ally, Inc.

The Acquired Company, which was incorporated on May 16, 2003, engaged in the design, development, marketing and sale of bow hunting-related products. Its principal product was a digital video recording system for use in the bow hunting industry. It changed its business plan in 2004 to adapt its digital video recording system for use in the law enforcement and security markets. We began shipments of our in-car digital video rear view mirrors in March 2006.

On January 2, 2008, we commenced trading on Nasdaq under the symbol “DGLY.” We conduct our business from 15612 College Boulevard, Lenexa, Kansas 66219. Our website address is www.digitalallyinc.com. Information contained on our website does not form part of this prospectus supplement and accompanying base prospectus and is intended for informational purposes only.

Recent Developments

Advancement of Funds

In October 2020, the Company advanced a total of $500,000 to American Rebel Holdings, Inc. (“AREB”) under two separate secured promissory notes. The CEO, President and Chairman of AREB is the brother of the Company’s CEO, President and Chairman. Such notes bear interest at 8%, mature on April 21, 2021 and are secured by substantially all tangible and intangible assets of AREB. The Company also received warrants to purchase 2,500,000 shares of AREB common stock at an exercise price of $0.10 per share.

Promissory Note Under the Paycheck Protection Program

On April 4, 2020, the Company entered into a promissory note which provides for a loan in the amount of $1,418,900 (the “PPP Loan”) pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan has a two-year term and bears interest at a rate of 0.98% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The promissory note contains events of default and other provisions customary for a loan of this type. The Paycheck Protection Program provides that the PPP Loan may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company used the majority of the PPP Loan amount for qualifying expenses and applied for forgiveness of the loan in accordance with the terms of the CARES Act.

On December 10, 2020, the Company received notification from First-Citizens Bank & Trust Company (“First-Citizens”) of partial forgiveness of the PPP Loan that it had obtained under the U.S. Small Business Administration (“SBA”) Paycheck Protection Program in the amount of $1,418,900 after the Company previously applied for forgiveness of the PPP Loan. The amount of forgiveness remitted to First-Citizens by the SBA was $1,418,900, which was reduced by a $10,000 Economic Injury Disaster Loan advance that the Company received and which is the remaining balance of the PPP Loan.

Salaries Payable and Option Awards Granted to Executive Officers in 2021

On January 7, 2021, the Compensation Committee of the Company’s board of directors (the “Committee”) set the annual base salaries of Stanton E. Ross, the Company’s President and Chief Executive Officer, and Thomas J. Heckman, the Company’s Chief Financial Officer, Treasurer and Secretary, at $250,000 and $230,000, respectively for 2021. The Committee determined that Mr. Ross will be eligible for bonuses of up to a total of $250,000 in 2021 and Mr. Heckman will be eligible for bonuses of up to a total of $230,000 in 2021 based on each person’s performance during the year. The Committee will review each executive officer’s performance on a periodic basis during 2021 and determine what, if any, portion of the bonus he has earned and will be paid as of such point.

The Committee also awarded Mr. Ross 300,000 shares of restricted Common Stock and Mr. Heckman 150,000 shares of restricted Common Stock, effective January 7, 2021. Half of such shares awarded will vest for each person on January 6, 2022 and the other half will vest on January 6, 2023, provided that such person remains an officer on such dates.

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January 14, 2021 Registered Direct Offering

On January 14, 2021, pursuant a securities purchase agreement with two investors, we closed a registered direct offering of (i) 2,800,000 shares of Common Stock; (ii) pre-funded warrants to purchase up to 7,200,000 shares of Common Stock at an exercise price of $0.01 per share; and (iii) common stock purchase warrants to purchase up to an aggregate of 10,000,000 shares of Common Stock, which are exercisable for a period of five years after issuance at an initial exercise price $3.25 per share, subject to certain adjustments, as provided in such warrants. Such shares of Common Stock or pre-funded warrants, and the accompanying warrants, were only purchasable together, but were issued separately and were immediately separable upon issuance. Each share of Common Stock and accompanying warrant in such offering was offered at a combined offering price of $3.095 per share and accompanying warrant, and each pre-funded warrant and accompanying warrant in such offering was offered at a combined offering price of $3.085 per pre-funded warrant and accompanying warrant.

We received gross proceeds of approximately $30,950,000, before deducting discounts, commissions and other offering expenses, which we intend to use for working capital, product development, order fulfillment and for general corporate purposes. The exclusive placement agent for this offering of Common Stock, Kingswood Capital Markets, division of Benchmark Investments, Inc. (“Kingswood”), also acted as the exclusive placement agent in connection with such offering pursuant to a placement agency agreement, dated January 11, 2021. We agreed to pay Kingswood a fee equal to 6% of the aggregate purchase price paid by investors placed by Kingswood and certain expenses. Such shares, pre-funded warrants, and warrants, as well as the shares of Common Stock underlying such pre-funded warrants and warrants, were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement to our currently effective shelf registration statement, which was initially filed with the SEC on June 25, 2020, and was declared effective on July 2, 2020, and the related base prospectus included in such registration statement, as supplemented by the prospectus supplement, dated January 11, 2021.

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THE OFFERING

Shares of Common Stock Offered	We are offering 3,250,000 shares of Common Stock.

Pre-Funded Warrants offered by us	We are also offering Pre-Funded Warrants to purchase up to 11,050,000 shares of Common Stock to purchasers whose purchase of shares of Common Stock in this offering would otherwise result in any such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, Pre-Funded Warrants, in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock. Each Pre-Funded Warrant will be exercisable for one share of Common Stock. The combined purchase price of each Pre-Funded Warrant with accompanying Warrant will be equal to the combined purchase price at which each share of Common Stock and accompanying Warrant are sold to the public in this offering, minus $0.01, and the exercise price of each Pre-Funded Warrant will be $0.01 per share. This offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrant sold in this offering. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Warrants offered by us	We are also offering Warrants to purchase up to an aggregate of 14,300,000 shares of Common Stock. Each share of Common Stock and each Pre-Funded Warrant is being sold together with a Warrant to purchase one (1) share of Common Stock. Warrants will be exercisable at an exercise price of $3.25 per share for each share of Common Stock issuable, will be exercisable immediately upon issuance by paying the aggregate exercise price for the Warrants being exercised and, in the event there is, at any time, no effective registration statement registering the Warrant Shares, or the prospectus contained therein is not available for the issuance of the Warrant Shares, then the Warrants may also be exercised on a cashless basis for a net number of shares, as provided in the formula in the Warrant. In either case, the Warrants will expire on the fifth anniversary of their original issuance date. This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants.

Common Stock outstanding before this offering (1)	37,284,709 shares of Common Stock, as of January 27, 2021.

Common Stock to be outstanding after this offering (1)	40,534,709 shares, assuming no exercise of any of the Pre-Funded Warrants or Warrants issued in this offering.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $37,447,100, excluding any exercise of the Pre-Funded Warrants or Warrants, and after deducting the placement agent discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital, product development, potential acquisitions, order fulfillment and for general corporate purposes. See “Use of Proceeds” on page S-21 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section on page S-12 of this prospectus supplement for a discussion of factors to consider before deciding to invest in the securities offered hereby.

Nasdaq symbol and trading	Our Common Stock is listed on Nasdaq under the symbol “DGLY”. There is no established trading market for the Warrants or the Pre-Funded Warrants, and we do not expect a trading market for such securities to develop. We do not intend to list the Warrants or the Pre-Funded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Warrants or the Pre-Funded Warrants will be extremely limited.

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Except as otherwise indicated herein, the number of shares of Common Stock to be outstanding immediately after this offering is based on 37,284,709 shares of our Common Stock outstanding as of January 27, 2021, and:

●	excludes up to 838,313 shares of our Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $3.20 per share as of January 27, 2021;

●	includes 704,000 shares of our Common Stock subject to forfeiture pursuant to outstanding non-vested restricted stock grants as of January 27, 2021;

●	excludes 613,846 shares of our Common Stock as of January 27, 2021 reserved for future issuance pursuant to our existing stock incentive plans;

●	excludes up to 12,508,598 shares of our Common Stock issuable upon exercise of warrants outstanding as of January 27, 2021 having a weighted average exercise price of $3.34 per share;

●	includes 63,518 shares of our Common Stock held as treasury stock as of January 27, 2021;

●	excludes up to 11,050,000 shares of our Common Stock issuable pursuant to the exercise of the Pre-Funded Warrants; and

●	excludes up to 14,300,000 shares of our Common Stock issuable pursuant to the exercise of the Warrants.

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RISK FACTORS

Investing in in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying base prospectus and in the documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus deciding to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement. Any of the risks and uncertainties set forth in this prospectus supplement, the accompanying base prospectus and in the documents that we incorporate by reference herein and therein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus supplement could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities. The risks described in this prospectus supplement, the accompanying base prospectus and in the documents that we incorporate by reference herein and therein are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us. As a result, you could lose all or part of your investment.

Risks Related to this Offering of Securities

Our insiders and affiliated parties beneficially own a significant portion of our Common Stock.

As of the date of this prospectus supplement, our executive officers, directors, and affiliated parties beneficially own approximately 8.8% of our Common Stock, including options vested or to vest within sixty (60) days. As a result, our executive officers, directors and affiliated parties will have significant influence to:

●	elect or defeat the election of our directors;

●	amend or prevent amendment of our articles of incorporation or bylaws;

●	effect or prevent a merger, sale of assets, change of control or other corporate transaction; and

●	affect the outcome of any other matter submitted to the stockholders for vote.

In addition, any sale of a significant amount of our Common Stock held by our directors and executive officers, or the possibility of such sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing any gains from our Common Stock. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders. Accordingly, these stockholders could cause us to enter into transactions or agreements that we would not otherwise consider.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in the share price of our Common Stock. You may be unable to sell any shares of Common Stock that you hold at or above your purchase price, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that the share price of our Common Stock will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in the share price of our Common Stock is attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our shares of share price of our Common Stock could, for example, decline precipitously in the event that a large number of shares of our Common Stock is sold on the market without commensurate demand. Secondly, an investment in our securities is a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of share price of our Common Stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

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If and when a larger trading market for our Common Stock develops, the market price of our Common Stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Common Stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the recent outbreak of COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares of Common Stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our securities. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

We do not anticipate paying dividends on our Common Stock in the foreseeable future; you should not buy our securities if you expect dividends.

The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors (“Board of Directors”) may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

S-13

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment .

The public offering price of our Common Stock and accompanying Warrants in this offering will exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Therefore, if you purchase shares of Common Stock and accompanying Warrants in this offering at a public offering price of $2.80 per share and accompanying Warrant, you will experience immediate dilution of $0.81 per share, or approximately 28.9% of the public offering price of such shares and accompanying Warrants, representing the difference between our pro forma as adjusted net tangible book value per share as of September 30, 2020, after giving effect to the issuance of Common Stock and accompanying Warrants in this offering and on a pro forma basis all other issuances/redemptions subsequent to September 30, 2020 as if they had occurred as of September 30, 2020. This dilution is due in large part to the fact that the Company has a substantial accumulated stockholder’s deficit at September 30, 2020. In addition, on a pro forma as adjusted basis, purchasers in this offering will have contributed approximately 22.8% of the aggregate price paid by all purchasers of our Common Stock and will own approximately 8.0% of our Common Stock outstanding after this offering, based on the public offering price of $2.80 per share of Common Stock and accompanying Warrant. The exercise of outstanding stock options and warrants will result in further dilution of your investment. See the section entitled “Dilution” on page S-23 of this prospectus supplement.

Exercise of options or warrants may have a dilutive effect on your percentage ownership of Common Stock, and may result in a dilution of your voting power and an increase in the number of shares of Common Stock eligible for future resale in the public market, which may negatively impact the trading price of our shares of Common Stock.

The exercise of some or all of our outstanding warrants or options could result in significant dilution in the percentage ownership interest of investors in this offering and in the percentage ownership interest of our existing common stockholders and in a significant dilution of voting rights and earnings per share.

As of January 27, 2021, we have warrants outstanding to purchase 12,508,598 shares of Common Stock. The warrants have a weighted average exercise price of $3.34 and a weighted average years to maturity of approximately 4.3 years. In addition, as of such date, we have options to purchase 838,313 shares of our Common Stock outstanding and exercisable at an average price of $3.20 per share.

Subject to lock-up provisions described under “Plan of Distribution,” we are generally not restricted from issuing additional securities, including shares of Common Stock, securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or substantially similar securities. In addition to the dilutive effects described above, the exercise, conversion or repayment, as applicable, of those securities would lead to an increase in the number of shares of Common Stock eligible for resale in the public market. Sales of substantial numbers of such shares of Common Stock in the public market could adversely affect the market price of our shares of Common Stock. Substantial dilution and/or a substantial increase in the number of shares of Common Stock available for future resale may negatively impact the trading price of our shares of Common Stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the Common Stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of Common Stock.

We may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution to our stockholders. We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of Common Stock.

S-14

We may not be able to maintain an active, liquid trading market for our Common Stock, which may cause our Common Stock to trade at a discount and make it difficult for you to sell the Common Stock you hold.

Our Common Stock is currently listed on Nasdaq. However, there can be no assurance that we will be able to maintain an active market for our Common Stock either now or in the future. If an active and liquid trading market cannot be sustained, you may have difficulty selling any of our Common Stock that you hold. The market price of our Common Stock may decline below the applicable public offering price that you paid in this offering, and you may not be able to sell your shares of our Common Stock at or above the price that you paid, or at all.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, our management may use the net proceeds in ways with which you disagree or which may not prove effective.

We currently intend to use the net proceeds from this offering as discussed under “Use of Proceeds” in this prospectus supplement. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

In making your investment decision, you should understand that we and the placement agent have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus supplement and accompanying base prospectus before investing in our securities. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We and the placement agent have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on this information in making an investment decision.

There is no public market for the Pre-Funded Warrants or the Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants and the Warrants will be limited.

The Pre-Funded Warrants and the Warrants are speculative in nature.

The Pre-Funded Warrants and the Warrants offered hereby do not confer any rights of Common Stock ownership on their respective holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Specifically, commencing on the date of issuance, (i) holders of the Pre-Funded Warrants may exercise their right to acquire the Common Stock and pay an exercise price of $0.01 per share and (ii) holders of the Warrants may exercise their right to acquire the Common Stock and pay an exercise price of $3.25 per share. Moreover, following this offering, the market value of the Pre-Funded Warrants and the Warrants is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants and the Warrants will equal or exceed their public offering price.

Furthermore, each Pre-Funded Warrant will expire once exercised in full and each Warrant will expire five years from its initial exercise date. In the event that our Common Stock price does not exceed the exercise price of the Pre-Funded Warrants or the Warrants during the period when the Pre-Funded Warrants and the Warrants are exercisable, as applicable, such Warrants may not have any value.

S-15

Holders of the Pre-Funded Warrants and the Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire our Common Stock.

Until holders of the Pre-Funded Warrants and the Warrants acquire shares of our Common Stock upon exercise thereof, holders of such Pre-Funded Warrants and Warrants will have no rights with respect to the shares of our Common Stock underlying such Pre-Funded Warrants and Warrants. Upon exercise of the Pre-Funded Warrants or the Warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Risks Related to our Business

We have incurred losses in recent years.

We have had net losses for several years and had an accumulated deficit of $87,388,619 at December 31, 2019, which includes our net losses of $10,005,713 for the year ended December 31, 2019, as compared to $15,544,551 for the year ended December 31, 2018. As of September 30, 2020, we had an accumulated deficit of $89,693,181, which includes net losses of $2,304,562 and for the nine months ended September 30, 2020. We have included disclosure of our liquidity plan and the substantial doubt about our ability to continue as a going concern in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020. Furthermore, the report of our independent registered public accounting firm in our Form 10-K included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. We have implemented several initiatives intended to improve our revenues and reduce our operating costs with a goal of restoring profitability. If we are unsuccessful in this regard, it will have a material adverse impact on our business, prospects, operating results and financial condition.

If we are unable to manage our current business activities, our prospects may be limited and our future profitability may be adversely affected.

We experienced a decline in our operating results from 2009 to 2019 and for the nine months ended September 30, 2020. Our revenues have been unpredictable, which poses significant burdens on us to be proactive in managing production, personnel levels and related costs. We will need to improve our revenues, operations, financial and other systems to manage our business effectively, and any failure to do so may lead to inefficiencies and redundancies which reduce our prospects to return to profitability.

We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations and could have a material adverse impact on us, and the recent coronavirus outbreak could materially and adversely affect our business .

An outbreak of a new respiratory illness caused by COVID-19 has resulted in millions of infections and hundreds of thousands of deaths worldwide, as of the date of filing of this registration statement, and continues to spread across the globe, including throughout the law enforcement and commercial fleets channels in the United States, the major market in which we operate. The outbreak of COVID-19 or by other epidemics could materially and adversely affect our business, financial condition and results of operations. If COVID-19 worsens in the United States and Asia, or in any other regions in which we have material operations or sales, our business activities originating from affected areas, including sales, manufacturing and supply chain related activities, could be adversely affected. Although we have been deemed by the State of Kansas to be an “essential business”, our supply chain has been and continues to be disrupted and our customers, in particular our commercial customers, have been and continue to be significantly impacted, which has in turn reduced our operations and activities. Disruptive activities from COVID-19 could still include the temporary closure of our manufacturing facilities and those used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from Asia, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the virus and the actions to contain it or treat its impact, among others. COVID-19 could also result in social, economic and labor instability in the countries in which we or our customers and suppliers operate.

S-16

If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations. In addition, the capital markets have been disrupted and our efforts to raise necessary capital will likely be adversely impacted by the outbreak of COVID-19. As a result, we cannot forecast with any certainty when the disruptions caused by such outbreak will cease to impact our business and the results of our operations. In reviewing our consolidated financial statements for the year ended December 31, 2019 and the quarterly period ended September 30, 2020, as well as the notes to such financial statements, including our discussion of our ability to continue as a going concern set forth therein, which financial statements and notes are incorporated by reference to this reoffer prospectus and any supplement or amendment hereto, consider the additional uncertainties caused by the outbreak of COVID-19. The extent to which COVID-19 affects our results will depend on future developments that are highly uncertain and cannot be predicted, including actions to contain COVID-19 or address and treat its effects, among others.

Although we received notification of partial forgiveness of our recently received PPP Loan, our application for the PPP Loan could in the future be determined to have been impermissible or could result in damage to our reputation.

In April 2020, we received proceeds of approximately $1.4 million from a loan under the CARES Act, a portion of which may be forgiven, which we used to retain employees, maintain payroll and make lease and utility payments. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered mortgage interest and covered utilities during the eight-week period beginning on the date of loan approval. Not more than 25% of the forgiven amount may be for non-payroll costs. We will be required to repay any portion of the outstanding principal that is not forgiven, along with accrued interest, and we cannot provide any assurance that we will be eligible for full forgiveness of the PPP Loan. On December 10, 2020, the Company received notification from First-Citizens Bank & Trust Company (“First-Citizens”) of partial forgiveness of the PPP Loan in the amount of $1,418,900 after the Company previously applied for forgiveness of the PPP Loan. The amount of forgiveness remitted to First-Citizens by the SBA was $1,418,900, which was reduced by a $10,000 Economic Injury Disaster Loan advance that the Company received and which is the remaining balance of the PPP Loan.

In order to apply for the PPP Loan, we were required to certify, among other things, that the current economic uncertainty made the PPP Loan request necessary to support our ongoing operations. We made this certification in good faith after analyzing, among other things, our financial situation and access to alternative forms of capital, and believe that we satisfied all eligibility criteria for the PPP Loan, and that our receipt of the PPP Loan was consistent with the broad objectives of the CARES Act. At the time that we had made such certification, we could not predict with any certainty whether we would be able to obtain the necessary financing to support our operations. Our situation has subsequently improved, as a result of, among other things, our closing of two registered direct offerings in June 2020, and as a result of the funds that we received from the PPP Loan. The certification described above that we were required to provide in connection with our application for the PPP Loan did not contain any objective criteria and was subject to interpretation. However, on April 23, 2020, the SBA issued guidance stating that it is unlikely that a public company with substantial market value and access to capital markets will be able to make the required certification in good faith. The lack of clarity regarding loan eligibility under the CARES Act has resulted in significant media coverage and controversy with respect to public companies applying for and receiving loans. If, despite our good-faith belief that we satisfied all eligible requirements for the PPP Loan, we are later determined to have violated any of the laws or governmental regulations that apply to us in connection with the PPP Loan, such as the False Claims Act, or it is otherwise determined that we were ineligible to receive the PPP Loan, we may be subject to penalties, including significant civil, criminal and administrative penalties, and could be required to repay the PPP Loan in its entirety. In addition, our receipt of the PPP Loan may result in adverse publicity and damage to our reputation, and a review or audit by the SBA or other government entity or claims under the False Claims Act could consume significant financial and management resources.

S-17

We depend on sales from our in-car video products and body-worn cameras and if these products become obsolete or not widely accepted, our growth prospects will be diminished.

We derived our revenues in 2019, 2020 and to date in 2021 predominantly from sales of our in-car video systems, including the DVM-800, our largest selling product, and the FirstVU HD body-worn camera, our second largest selling product. We expect to continue to depend on sales of these products during 2020 and 2021, although we do expect our newly launched EVO-HD in-car system to gain traction in 2021. A decrease in the prices of, or the demand for our in-car video products, or the failure to achieve broad market acceptance of our new product offerings, would significantly harm our growth prospects, operating results and financial condition.

We substantially depend on our research and development activities to design new products and upgrades to existing products and if these products are not widely accepted, or we encounter difficulties and delays in launching these new products, our growth prospects will be diminished.

We have a number of active research and development projects underway that are intended to launch new products or upgrades to existing products. We may incur substantial costs and/or delays in completion of these activities that may not result in viable products or may not be received well by our potential customers. We incurred $1,250,528 and $1,562,086 in research and development expenses during the nine months ended September 30, 2020 and 2019, respectively, which represent a substantial expense in relation to our total revenues and net losses. If we are unsuccessful in bringing these products from the engineering prototype phase to commercial production, we could incur additional expenses (in addition to those already spent) without receiving revenues from the new products. Also, these new products may fail to achieve broad market acceptance and may not generate revenue to cover expenses incurred to design, develop, produce and market the new product offerings. Substantial delays in the launch of one or more products could negatively impact our revenues and increase our costs, which could significantly harm our growth prospects, operating results and financial condition.

We are uncertain of our ability to protect technology through patents.

Our ability to compete effectively will depend on our success in protecting our proprietary technology, both in the United States and abroad. We have filed for at least 40 patents for protection in the United States and certain other countries to cover certain design aspects of our products.

We have been issued at least 25 patents to date by the USPTO. In addition, we have at least 17 patent applications that are still under review by the U.S. Patent Office and, therefore, we have not yet been issued all the patents that we applied for in the United States. No assurance can be given that any patents relating to our existing technology will be issued from the United States or any foreign patent offices, that we will receive any patents in the future based on our continued development of our technology, or that our patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing our technologies.

If our patents were to be denied as filed, we would seek to obtain different patents for other parts of our technology. If our main patent, which relates to the placement of the in-car video system in a rear-view mirror, were to be challenged and denied, it could potentially allow our competitors to build very similar devices. Currently, this patent is not being challenged. However, we believe that very few of our competitors would be capable of this because of the level of technical sophistication and level of miniaturization required. Even if we obtain patents, there can be no assurance that they will be enforceable to prevent others from developing and marketing competitive products or methods. If we bring an infringement action relating to any future patents, it may require the diversion of substantial funds from our operations and may require management to expend efforts that might otherwise be devoted to our operations. Furthermore, there can be no assurance that we will be successful in enforcing our patent rights.

Further, if any patents are issued there can be no assurance that patent infringement claims in the United States or in other countries will not be asserted against us by a competitor or others, or if asserted, that we will be successful in defending against such claims. If one of our products is adjudged to infringe patents of others with the likely consequence of a damage award, we may be enjoined from using and selling such product or be required to obtain a royalty-bearing license, if available on acceptable terms. Alternatively, if a license is not offered, we might be required, if possible, to redesign those aspects of the product held to infringe to avoid infringement liability. Any redesign efforts we undertake might be expensive, could delay the introduction or the re-introduction of our products into certain markets, or may be so significant as to be impractical.

S-18

We are involved in litigation relating to our intellectual property.

We are subject to various legal proceedings arising from normal business operations. Although there can be no assurances, based on the information currently available, management believes that it is probable that the ultimate outcome of each of the actions will not have a material adverse effect on our consolidated financial statements. However, an adverse outcome in certain of the actions could have a material adverse effect on our financial results in the period in which it is recorded.

Axon Enterprises, Inc. (Formerly Taser International, Inc.). The Company owns U.S. Patent No. 9,253,452 (the “452 Patent”), which generally covers the automatic activation and coordination of multiple recording devices in response to a triggering event, such as a law enforcement officer activating the light bar on the vehicle.

The Company filed suit on January 15, 2016 with the U.S. District Court (Case No: 2:16-cv-02032) against Axon, alleging willful patent infringement against Axon’s body camera product line and signal auto-activation product. On June 17, 2019, the U.S. District Court granted Axon’s motion for summary judgment that Axon did not infringe on the Company’s patent and dismissed the case. The Company filed an appeal brief on August 26, 2019 with the Court of Appeals, appealing the U.S. District Court’s granting of Axon’s motion for summary judgment. On April 22, 2020, a three-judge panel of the United States Court of Appeals denied our appeal and affirmed the District Court’s previous decision to grant Axon summary judgment. On May 22, 2020, we filed a petition for panel rehearing requesting that we be granted a rehearing of our appeal of the U.S. District Court’s summary judgment ruling. Furthermore, we requested that we be given an opportunity to make our case through oral argument in front of the three-judge panel of the Court of Appeals, which was also denied. The Company has abandoned its right to any further appeals. See “Our Business — Our Products” in our Form 10-K for additional information.

Enforcement Video, LLC d/b/a WatchGuard Video. On May 27, 2016, the Company filed suit against WatchGuard, in the U.S. District Court for the District of Kansas (Case No. 2:16-cv-02349-JTM-JPO) alleging patent infringement based on WatchGuard’s VISTA Wifi and 4RE In-Car product lines. See “Our Business — Our Products” in our Form 10-K for additional information.

The Company is not involved as a plaintiff and defendant in any other litigation or administrative proceedings for which the Company believes the likely outcome of such cases and proceedings will be material to its business or its financial condition.

S-19

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Investors should review our subsequent reports filed with the SEC described in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

S-20

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered by this prospectus supplement in this offering will be $37,447,100, excluding any exercise of the Pre-Funded Warrants or Warrants, and after deducting commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital, product development, potential acquisitions, order fulfillment and for general corporate purposes. We may also use a portion of the net proceeds for the acquisitions of businesses, products, technologies or licenses that are complementary to our business, although we have no present commitments or agreements to do so.

The allocation of the net proceeds of the offering set forth above is based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.

The amounts and timing of our actual expenditures may vary significantly and will depend on numerous factors, including market conditions, cash generated or used by our operations, business developments and opportunities that may arise and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used include:

●	the existence of other opportunities or the need to take advantage of changes in timing of our existing activities;

●	the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments; and/or

●	if strategic opportunities present themselves (including acquisitions, joint ventures, licensing and other similar transactions).

From time to time, we evaluate these factors and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized.

We believe that the net proceeds of this offering, together with the net proceeds from the offering of our securities received in connection with the Securities Purchase Agreement and cash on hand, will be sufficient to fund our operations through the balance of 2021 and for the foreseeable future. Should we find it necessary to raise additional funding, additional capital may not be available on terms favorable to us, or at all. If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Debt financing, if available, may involve restrictive covenants or additional security interests in our assets. Any additional debt or equity financing that we complete may contain terms that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or products or grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may have to delay, reduce the scope of, or eliminate some or all of, our development programs or liquidate some or all of our assets.

S-21

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of September 30, 2020:

●	on an actual basis;
●

pro forma basis to give effect to the (i) issuance of 2,800,000 shares of Common Stock, pre-funded warrants to purchase up to an aggregate of 7,200,000 shares of Common Stock and warrants to purchase up to an aggregate of 10,000,000 shares of Common Stock pursuant to a registered direct offering that we closed on January 14, 2021, and the full exercise of all of the pre-funded warrants issued in such registered direct offering, (ii) the forgiveness of $1,418,900 of indebtedness by the SBA under the Paycheck Protection Program, which occurred on December 10, 2020, (iii) the issuance of 450,000 restricted shares of Common Stock, (iv) the forfeiture of 1,500 restricted shares of Common Stock and (v) any other issuances/redemptions after September 30, 2020; and

●	on a pro forma as adjusted basis to give further effect to the issuance and sale of (i) 3,250,000 shares of our Common Stock and accompanying Warrants at a combined public offering price of $2.80 per share and accompanying Warrant and (ii) Pre-Funded Warrants to purchase up to 11,050,000 shares of Common Stock and accompanying Warrants at a combined public offering price of $2.79 per Pre-Funded Warrant and accompanying Warrant, after deducting commissions and estimated offering expenses payable by us.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated by reference in this prospectus supplement and accompanying base prospectus. The information below has also been provided on an as adjusted basis to give further effect to this current offering.

	As of September 30, 2020
	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$8,130,331	$37,075,651	$74,633,251

Long and short-term promissory notes payable	$1,568,900	$150,000	$150,000

Stockholders’ equity:
Common stock, par value $0.001 per share; 100,000,000 shares authorized, 26,836,209, 37,284,709 and 40,534,709 shares issued – actual, pro forma and pro forma as adjusted as of September 30, 2020	$26,836	$37,285	$40,535
Additional paid-in capital	106,225,896	135,160,768	172,715,118
Treasury stock, at cost (63,518 shares)	(2,157,226)	(2,157,226)	(2,157,226)
Accumulated deficit	(89,693,181)	(89,693,181)	(89,693,181)
Total stockholders’ equity	$14,402,325	$43,347,645	$80,905,345

The pro forma column above reflects (i) the issuance and sale of 2,800,000 shares of Common Stock, pre-funded warrants to purchase up to an aggregate of 7,200,000 shares of Common Stock and warrants to purchase up to an aggregate of 10,000,000 shares of Common Stock pursuant to a registered direct offering that we closed on January 14, 2021, and the full exercise of all of the pre-funded warrants issued in such registered direct offering, (ii) the forgiveness of $1,418,900 of indebtedness by the SBA under the Paycheck Protection Program, which occurred on December 10, 2020, (iii) the issuance of 450,000 restricted shares of Common Stock, (iv) the forfeiture of 1,500 restricted shares of Common Stock and (v) any other issuances/redemptions that have occurred as if they had occurred subsequent to September 30, 2020.

The pro forma as adjusted column above reflects our sale of Common Stock and accompanying Warrants in this offering at a combined public offering price of $2.80 per share and accompanying Warrant and of Pre-Funded Warrants and accompanying Warrants at a combined public offering price of $2.79 per Pre-Funded Warrant and accompanying Warrant. The above discussion and table are based on 26,836,209 shares of Common Stock outstanding as of September 30, 2020 and includes or excludes the following as of such date:

●	excludes 838,313 shares of our Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $3.20 per share as of September 30, 2020;

●	includes 734,750 shares of our Common Stock subject to forfeiture pursuant to outstanding non-vested restricted stock grants as of September 30, 2020;

●	excludes 1,062,846 shares of our Common Stock as of September 30, 2020 reserved for future issuance pursuant to our existing stock incentive plans;

●	excludes 3,388,364 shares of our Common Stock issuable upon exercise of warrants outstanding as of September 30, 2020 having a weighted average exercise price of 6.24 per share;

●	includes 63,518 shares of our Common Stock held as treasury stock, as of September 30, 2020;

●	includes the issuance of 2,800,000 shares of Common Stock and 7,200,000 shares of Common Stock issued pursuant to the full exercise of all of the pre-funded warrants issued pursuant to a registered direct offering that we closed on January 14, 2021;

●	excludes the exercise of warrants to purchase up to an aggregate of 10,000,000 shares of Common Stock issued pursuant to a registered direct offering that we closed on January 14, 2021;

●	reflects the sale of the 3,250,000 shares of Common Stock offered hereby; and

●	excludes the exercise of any Warrants or Pre-Funded Warrants issued in connection with this offering.

S-22

DILUTION

A purchaser of securities in this offering will be diluted to the extent of the difference between the price paid for each share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. Our net tangible book value as of September 30, 2020 was approximately $14,022,974, or $0.52 per share of our Common Stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by 26,836,209 shares of Common Stock outstanding at September 30, 2020.

After giving effect to the pro forma effect of (i) the issuance and sale of 2,800,000 shares of Common Stock, pre-funded warrants to purchase up to an aggregate of 7,200,000 shares of Common Stock and warrants to purchase up to an aggregate of 10,000,000 shares of Common Stock pursuant to a registered direct offering that we closed on January 14, 2021, and the full exercise of all of the pre-funded warrants issued in such registered direct offering, (ii) the issuance of 450,000 restricted shares of Common Stock, (iii) the forfeiture of 1,500 restricted shares of Common Stock and (iv) all other issuances that have occurred subsequent to September 30, 2020 as if they had occurred as of September 30, 2020, and to our sale in this offering of (x) 3,250,000 shares of Common Stock and accompanying Warrants offered by this prospectus supplement at a combined public offering price of $2.80 per share of Common Stock and accompanying Warrant, and (y) Pre-Funded Warrants to purchase up to 11,050,000 shares of Common Stock and accompanying Warrants offered by this prospectus supplement at a combined public offering price of $2.79 per Pre-Funded Warrant and accompanying Warrant, and after deducting the estimated placement agent discount, commissions and our estimated offering expenses, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been approximately $80,525,894 or approximately $1.99 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of approximately $0.84 per share to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of approximately $0.81 per share to purchasers of our securities in this offering, as illustrated by the following table:

Combined public offering price per share of Common Stock and accompanying Warrant		$2.80
Historical net tangible book value per share at September 30, 2020, before giving effect to this offering	$0.52
Increase in pro forma net tangible book value per share at September 30, 2020, attributable to current shareholders before giving effect to this offering	$0.63
Pro forma net tangible book value per share at September 30, 2020, before giving effect to this offering	$1.15
Increase in pro forma as adjusted net tangible per share attributable to investors in this offering	$0.84
Pro forma as adjusted net tangible book value per share, as adjusted to give effect to this offering	$1.99
Dilution to pro forma as adjusted net tangible book value per share to investors in this offering		$0.81

The following table summarizes as of September 30, 2020, on a pro forma as adjusted basis, as described above, the number of shares of our Common Stock, the total consideration and the average price per share (i) paid to us by our existing stockholders and (ii) to be paid by investors purchasing 3,250,000 shares of our Common Stock and accompanying Warrants in this offering at a combined public offering price of $2.80 per share and accompanying Warrant and Pre-Funded Warrants to purchase up to 11,050,000 shares of Common Stock and accompanying Warrants in this offering at a combined public offering price of $2.79 per Pre-Funded Warrant and accompanying Warrant, before deducting placement agent discounts and commissions and estimated offering expenses payable by us:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders (pro forma, as adjusted)	37,284,709	92.0%	$135,198,053	77.2%	$3.62
New investors	3,250,000	8.0%	$39,929,500	22.8%	$2.80
Total	40,534,709	100.0%	$175,127,553	100.0%	$3.40

The above discussion and table are based on 26,836,209 shares of Common Stock outstanding as of September 30, 2020 and includes or excludes the following as of such date:

●	excludes 838,313 shares of our Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $3.20 per share as of September 30, 2020;

●	includes 734,750 shares of our Common Stock subject to forfeiture pursuant to outstanding non-vested restricted stock grants as of September 30, 2020;

●	excludes 1,062,846 shares of our Common Stock as of September 30, 2020 reserved for future issuance pursuant to our existing stock incentive plans;

●	excludes 3,388,364 shares of our Common Stock issuable upon exercise of warrants outstanding as of September 30, 2020 having a weighted average exercise price of 6.24 per share;

●	includes 63,518 shares of our Common Stock held as treasury stock, as of September 30, 2020;

●	includes the issuance of 2,800,000 shares of Common Stock and 7,200,000 shares of Common Stock issued pursuant to the full exercise of all of the pre-funded warrants issued pursuant to a registered direct offering that we closed on January 14, 2021;

●	excludes the exercise of warrants to purchase up to an aggregate of 10,000,000 shares of Common Stock issued pursuant to a registered direct offering that we closed on January 14, 2021;

●	reflects the sale of the 3,250,000 shares of Common Stock offered hereby; and

●	excludes the exercise of any Warrants or Pre-Funded Warrants issued in connection with this offering.

To the extent that our outstanding options or warrants are exercised, you could experience further dilution. To the extent that we raise additional capital through the sale of additional equity, the issuance of any of our shares of Common Stock could result in further dilution to our stockholders.

S-23

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

Capital Stock

The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation, as amended, and our bylaws, as amended, which are filed as exhibits to the registration statement of which the accompanying base prospectus is a part and incorporated by reference herein and therein. See “Where You Can Find More Information.”

Our authorized capital consists of 100,000,000 shares of Common Stock, $0.001 par value per share. As of January 27, 2021, we had 37,284,709 shares of our Common Stock issued and outstanding, which excludes 63,518 shares held in treasury.

Common Stock

Voting Rights

Each share of our Common Stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Dividends

Each share of our Common Stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our Common Stock in the future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Our Board of Directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation

If the Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of any securities with liquidation preferences senior to the Common Stock are paid will be distributed to the owners of our Common Stock pro rata.

Preemptive Rights

Owners of our Common Stock have no preemptive rights. We may sell shares of our Common Stock to third parties without first offering such shares to current stockholders.

Redemption Rights

We do not have the right to buy back shares of our Common Stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our Common Stock do not ordinarily have the right to require us to buy their Common Stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights

Shares of our Common Stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability

All outstanding shares of our Common Stock are fully paid and nonassessable.

S-24

Listing

Our Common Stock trades on Nasdaq under the symbol “DGLY.”

Pre-Funded Warrants

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to our Current Report on Form 8-K that we filed with the SEC on January 28, 2021 (the “Form 8-K”). Prospective investors should carefully review the Form 8-K and the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.01. The Pre-Funded Warrants will be exercisable immediately upon issuance if exercised by paying the aggregate exercise price for the shares of Common Stock being exercised or exercised on a cashless basis for a net number of shares of Common Stock, as provided in the formula in the Pre-Funded Warrants, and in either case, may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will, at our election, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of such a fundamental transaction, the holders will have the option, which may be exercised within 30 days after the consummation of the fundamental transaction, to require the company or the successor entity purchase the Pre-Funded Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Pre-Funded Warrant) of the remaining unexercised portion of the Pre-Funded Warrant on the date of the consummation of such transaction. However, if such fundamental transaction is not within the Company’s control, including not approved by the Board of Directors, the holder will only be entitled to receive from the Company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Pre-Funded Warrant, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

S-25

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our shares of Common Stock.

Amendment and Waiver

A Pre-Funded Warrant may be modified or amended or the provisions thereof waived with the written consent of our company and the holder of the Pre-Funded Warrant.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the Form 8-K. Prospective investors should carefully review the Form 8-K and the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price

Each Warrant offered hereby will have an initial exercise price per share equal to $3.25 per share. The Warrants will be exercisable immediately upon issuance if exercised by paying the aggregate exercise price for the shares of Common Stock being exercised or exercised on a cashless basis for a net number of shares of Common Stock, as provided in the formula in the Warrants, and in either case, will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Warrants will be issued separately from the shares of Common Stock and Pre-Funded Warrants offered hereby, and may be transferred separately immediately thereafter. A Warrant to purchase one (1) share of our Common Stock will be issued for every one (1) share of Common Stock (or Pre-Funded Warrant, as applicable) purchased in this offering.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

S-26

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of such a fundamental transaction, the holders will have the option, which may be exercised within 30 days after the consummation of the fundamental transaction, to require the company or the successor entity purchase the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Warrant) of the remaining unexercised portion of the Warrant on the date of the consummation of such transaction. However, if such fundamental transaction is not within the Company’s control, including not approved by the Board of Directors, the holder will only be entitled to receive from the Company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant together with the appropriate instruments of transfer.

Exchange Listing

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Amendment and Waiver

The Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the holders of at least fifty five (55%) of the shares Common Stock issuable upon the exercise of the then-outstanding Warrants (determined without giving effect to the exercise limitation provisions of the Warrants); provided such modification, amendment or waiver applies to all of the then-outstanding Warrants.

Options and Warrants

As of January 27, 2021, there were outstanding Common Stock options entitling the holders to purchase 838,313 shares of Common Stock at a weighted average exercise price of $3.20 per share with a weighted average remaining contractual life of 7.3 years and warrants entitling the holders to purchase up to 12,508,598 shares of Common Stock at a weighted average exercise price of $3.34 per share with a weighted average remaining contractual life of 4.3 years.

Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

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These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus supplement, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the Board of Directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

●	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or
●	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

Our articles of incorporation, as amended, and bylaws, as amended, do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage some types of transactions that may involve the actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They also may have the effect of preventing changes in our management.

Transfer Agent

The transfer agent for our Common Stock is Action Stock Transfer Corporation, located at 2469 E. Fort Union Blvd., Salt Lake City, UT 84122. Its telephone number is (801) 274-1088.

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PLAN OF DISTRIBUTION

We have retained Kingswood Capital Markets, division of Benchmark Investments, Inc. (“Kingswood” or the “placement agent”), pursuant to the placement agency agreement dated January 27, 2021, to act as our sole placement agent to solicit offers to purchase the securities offered by this prospectus supplement. Kingswood is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of shares of Common Stock, Pre-Funded Warrants and accompanying Warrants offered by us. Therefore, we may not sell the entire amount of such shares of Common Stock, Pre-Funded Warrants and Warrants being offered.

The placement agent proposes to arrange for the sale of the securities that we are offering pursuant to this prospectus supplement and the accompanying base prospectus to institutional accredited investors through a securities purchase agreement, dated January 27, 2021, directly between the purchasers and us. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and purchasers.

We expect to deliver the shares of Common Stock, Pre-Funded Warrants and accompanying Warrants being offered pursuant to this prospectus supplement on or about February 1, 2021.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the placement agent a fee equal to six percent (6.0%) of the gross proceeds raised in the offering. The following table shows the per share of Common Stock and Warrant, per Pre-Funded Warrant and Warrant and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying base prospectus.

	Per Share and Accompanying Warrant	Per Pre- Funded Warrant and Accompanying Warrant	Total(1)
Combined public offering price	$2.80	$2.79	$39,929,500
Placement agent discounts and commissions	$0.168	$0.1674	$2,395,770
Proceeds, before expenses, to us	$2.632	$2.6226	$37,533,730

(1) Total excludes exercise of the Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, gross proceeds received would equal $40,040,000.

In addition, we have agreed to reimburse the placement agent for actual out-of-pocket accountable expenses of $50,000, including the placement agent’s attorneys’ fees.

We estimate that the total expenses of this offering payable by us, excluding placement agent fees, will be approximately $80,000. Additionally, in the placement agency agreement that we have entered into with Kingswood (the “Placement Agency Agreement”), we have committed, with certain exceptions, unless it has obtained the prior written consent of Kingswood, not to issue additional securities for a period of 90 days from the execution of the Placement Agency Agreement. The Placement Agency Agreement provides that the obligations of the placement agent are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, letters and certificates. This is a brief summary of the material provisions of the Placement Agency Agreement and does not purport to be a complete statement of its terms and conditions. A copy of the Placement Agency Agreement has been filed as an exhibit to the Form 8-K and is incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-31 of this prospectus supplement.

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Each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock without the prior written consent of the placement agent for a period of 90 days after the date of the Placement Agency Agreement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by the placement agent.

Kingswood may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Kingswood would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of share of common stock by Kingswood acting as principal. Under these rules and regulations, Kingswood:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

In connection with this offering, the placement agent or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the placement agent may facilitate Internet distribution for this offering to investors. An electronic prospectus supplement and accompanying base prospectus is available on the Internet websites maintained by the Company and the placement agent. Other than the prospectus supplement and accompanying base prospectus in electronic format, the information on the websites of the placement agent is not part of this prospectus supplement or the accompanying base prospectus.

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying base prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Listing

Our common stock is listed on the Nasdaq under the symbol “DGLY.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Action Stock Transfer Corporation, located at 2469 E. Fort Union Blvd., Salt Lake City, UT 84122. Its telephone number is (801) 274-1088.

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LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, will render a legal opinion as to the validity of the securities to be registered hereby. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of Digital Ally, Inc. as of December 31, 2019 and for the year ended December 31, 2019 incorporated in this prospectus supplement by reference from the Digital Ally, Inc. Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this registration statement of which this prospectus supplement forms a part in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Digital Ally, Inc. as of December 31, 2018 and for the year then ended incorporated in this prospectus supplement by reference from the Digital Ally, Inc. Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this registration statement of which this prospectus supplement forms a part in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and the accompanying base prospectus, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at no cost from the SEC’s website at www.sec.gov. Our corporate website is www.digitalallyinc.com. The information on our corporate website is not incorporated by reference in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, and you should not consider it a part of this prospectus supplement, accompanying base prospectus or such documents.

S-31

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus supplement or any subsequently filed document incorporated by reference herein as described below:

●	our Annual Report on Form 10-K for the year ended December 31, 2019 and its amendment on Form 10-K/A, filed with the SEC on April 6, 2020 and April 29, 2020, respectively;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 20, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 13, 2020

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 12, 2020;

●	our Current Reports on Form 8-K filed with the Commission on January 9, 2020, January 14, 2020, March 3, 2020, March 9, 2020, April 8, 2020, April 20, 2020, April 21, 2020, April 24, 2020, June 4, 2020, June 9, 2020 (2), June 16, 2020; September 9, 2020; December 14, 2020, January 8, 2021, January 12, 2021, January 15, 2021 and January 28, 2021;

●	Our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders held on September 9, 2020, as filed with the Commission on July 24, 2020 (File No. 001-33899); and

●	the description of our Common Stock contained in our Registration Statement on 8-A filed with the SEC on December 28, 2007, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Digital Ally, Inc.

9705 Loiret Blvd.

Lenexa, KS 66219

(913) 814-7774

corporate@digitalallyinc.com

Copies of these filings are also available on our website at www.digitalallyinc.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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PROSPECTUS

DIGITAL ALLY, INC.

$125,000,000

Common Stock

Debt Securities

Convertible Debt Securities

Rights

Warrants

Units

Digital Ally, Inc. (the “Company”, “we”, “us” or “our”) may offer and sell, from time to time in one or more offerings, any combination of our common stock, par value $0.001 per share (the “Common Stock”), debt securities, debt securities convertible into Common Stock or other securities in any combination thereof, rights to purchase shares of Common Stock or other securities in any combination thereof, warrants to purchase shares of Common Stock or other securities in any combination thereof or units consisting of Common Stock or other securities in any combination thereof having an aggregate initial offering price not exceeding $125,000,000. Our warrants, convertible debt securities, rights and units may be convertible or exercisable or exchangeable for Common Stock or other of our securities, and such securities have not been approved for listing on any market or exchange, and we have not made any application for such listing.

Each time we sell a particular class or series of our securities, we will provide specific terms of such securities offered in a supplement to this prospectus. Such prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our Common Stock is presently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “DGLY”. On June 23, 2020, the last reported sale price of our Common Stock was $3.77. Each prospectus supplement will indicate if our securities offered thereby will be listed on any securities exchange.

As of the date of this prospectus, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $91,080,425, based on 26,581,600 shares of outstanding Common Stock, of which 2,422,336 shares were held by affiliates, and a per share price of $3.77, which represents the closing sale price of our Common Stock on June 23, 2020. As of the date of this prospectus, we are not subject to the sale limitations described in General Instruction I.B.6 to Form S-3 because the “public float” (the market value of our Common Stock held by non-affiliates) is greater than $75,0000,000. In the event that any time during the effectiveness of the registration statement of which this prospectus and any prospectus supplement forms a part, we become subject to such sale limitations, as a result of the public float becoming less that $75,000,000, during any applicable 12-month period, we will not sell securities in a public primary offering with a value exceeding more than one-third of our public float.

Our securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any of our securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds that we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 11 of this prospectus and in the applicable prospectus supplement, and in the risks discussed in the documents incorporated by reference in this prospectus and in the applicable prospectus supplement, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 2, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $125,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time that we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities that we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information that we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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OUR BUSINESS

Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of Digital Ally, Inc., a Nevada corporation, and its wholly-owned subsidiaries.

Company Overview

We produce digital video imaging and storage products for use in law enforcement, security and commercial applications. Our current products are an in-car digital video/audio recorder contained in a rear-view mirror for use in law enforcement and commercial fleets; a system that provides its law enforcement customers with audio/video surveillance from multiple vantage points and hands-free automatic activation of body-worn cameras and in-car video systems; a miniature digital video system designed to be worn on an individual’s body; and cloud storage solutions. We have active research and development programs to adapt our technologies to other applications. We can integrate electronic, radio, computer, mechanical, and multi-media technologies to create unique solutions to address needs in a variety of other industries and markets, including mass transit, school bus, taxicab and the military. We sell our products to law enforcement agencies, private security customers and organizations and consumer and commercial fleet operators through direct sales domestically and third-party distributors internationally. Recently, we launched a new line of branded disinfectant and related safety products, which will be marketed to our law enforcement and commercial customers.

COVID-19 Pandemic

The consolidated financial statements incorporated by reference into this prospectus and any prospectus supplement which form a part of this registration statement, as well as the description of our business contained herein and therein, unless otherwise indicated, principally reflect the status of our business and the results of our operations as of March 31, 2020. Since that date, economies throughout the world have continued to be severely disrupted by the effects of the quarantines, business closures and the reluctance of individuals to leave their homes as a result of the outbreak of the coronavirus (“COVID-19”). Although we remain open as an “essential business,” our supply chain has been disrupted and our customers, in particular our commercial customers, have been significantly impacted which has, in turn, reduced our level of operations and activities. In addition, the capital markets have been disrupted and our efforts to raise necessary capital will likely be adversely impacted by the outbreak of the virus and we cannot forecast with any certainty when the disruptions caused by it will cease to impact our business and the results of our operations. In reading this prospectus and any prospectus supplement, which form a part of this registration statement, including the related exhibits, the information incorporated by reference herewith and our discussion of our ability to continue as a going concern set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020 filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 20, 2020, and in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on April 6, 2020, including the notes to the consolidated financial statements contained therein, in each case, consider the additional uncertainties caused by the outbreak of COVID-19.

Our Products

We supply technology-based products utilizing our portable digital video and audio recording capabilities for the law enforcement and security industries and for the commercial fleet and mass transit markets. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create positive solutions to our customers’ requests. Our products include: the DVM-800 and DVM-800 Lite, in-car digital video mirror systems for law enforcement; the FirstVU and the FirstVU HD, body-worn cameras, our patented and revolutionary VuLink product, which integrates our body-worn cameras with our in-car systems by providing hands-free automatic activation for both law enforcement and commercial markets; the DVM-250 and DVM-250 Plus, a commercial line of digital video mirrors that serve as “event recorders” for the commercial fleet and mass transit markets; and FleetVU and VuLink, our cloud-based evidence management systems. We introduced the EVO-HD product in the second quarter of 2019 and began full-scale deliveries in the third quarter of 2019. The EVO-HD is designed and built on a new and highly advanced technology platform that we expect to become the platform for a new family of in-car video solution products for the law enforcement and commercial markets. We believe that the launch of these new products will help to reinvigorate our in-car and body-worn systems revenues while diversifying and broadening the market for our product offerings. Recently, we launched a new line of branded disinfectant and related safety products, which will be marketed to our law enforcement and commercial customers. The following describes our product portfolio:

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In-Car Digital Video Mirror System for Law Enforcement – EVO-HD, DVM-800 and DVM-800 Lite

In-car video systems for patrol cars are now a necessity and have generally become standard. Current systems are primarily digital based systems with cameras mounted on the windshield and the recording device generally in the trunk, headliner, dashboard, console or under the seat of the vehicle. Most manufacturers have already developed and transitioned completely to digital video, and some have offered full high definition (“HD”) level recordings which is currently state-of-art for the industry.

Our digital video rear-view mirror unit is a self-contained video recorder, microphone and digital storage system that is integrated into a rear-view mirror, with a monitor, global positioning system (“GPS”) and 900 megahertz (“MHz”) audio transceiver. Our system is more compact and unobtrusive than certain of our competitors because it requires no recording equipment to be located in other parts of the vehicle.

Our in-car digital video rear-view mirror has the following features:

●	wide angle zoom color camera;

●	standards-based video and audio compression and recording;

●	system is concealed in the rear-view mirror, replacing factory rear-view mirror;

●	monitor in rear-view mirror is invisible when not activated;

●	easily installs in any vehicle;

●	ability to integrate with body-worn cameras including auto-activation of either system;

●	archives audio/video data to the cloud, computers (wirelessly) and to compact flash memory, or file servers;

●	900 MHz audio transceiver with automatic activation;

●	marks exact location of incident with integrated GPS;

●	playback using Windows Media Player;

●	optional wireless download of stored video evidence;

●	proprietary software protects the chain of custody; and

●	records to rugged and durable solid-state memory.

We have completed development of a new in-car digital video platform under the name EVO-HD which it launched during the second quarter of 2019. The EVO-HD is a next generation system that offers a multiple HD in-car camera solution system with built-in patented VuLink auto-activation technology. The EVO-HD is built on an entirely new and highly advanced technology platform that enables many new and revolutionary features, including auto activation beyond the car and body camera. No other provider can offer built-in patented VuLink auto-activation technology.

The EVO-HD provides law enforcement officers with an easier to use, faster and more advanced system for capturing video evidence and uploading than similar products sold by the Company’s competitors. Additional features include:

●	a remote cloud trigger feature that allows dispatchers to remotely start recordings;

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●	simultaneous audio/video play back;

●	cloud connectivity via cell modem, including the planned deployment of the new 5G network;

●	near real-time mapping and system health monitoring;

●	body-camera connectivity with built-in auto activation technology; and

●	128 gigabyte internal storage, up to 2 terabyte external solid-state drive storage.

The EVO-HD is designed and built on a new and highly advanced technology platform that will become the platform for a whole new family of in-car video solution products for the law enforcement. The innovative EVO-HD technology replaces the current in-car mirror-based systems with a miniaturized system that can be custom-mounted in the vehicle while offering numerous hardware configurations to meet the varied needs and requirements of its law enforcement customers. The EVO-HD can support up to four HD cameras, with two cameras having pre-event and evidence capture assurance (“ECA”) capabilities to allow agencies to review entire shifts. An internal cell modem will allow for connectivity to the VuVault.net cloud, powered by Amazon Web Services (“AWS”) and real time metadata when in the field.

In-Car Digital Video “Event Recorder” System – DVM-250 Plus for Commercial Fleets

Digital Ally provides commercial fleets and commercial fleet managers with the digital video tools that they need to increase driver safety and track assets in real-time and minimize the company’s liability risk, all while enabling fleet managers to operate the fleet at an optimal level. We market a product designed to address these commercial fleet markets with our DVM-250 Plus event recorders that provide all types of commercial fleets with features and capabilities which are fully-customizable, consistent with their specific application and inherent risks. The DVM-250 Plus is a rear-view mirror based digital audio and video recording system with many, but not all of, the features of our DVM-800 law enforcement mirror systems, which we sell at a lower price point. The DVM-250 Plus is designed to capture “events,” such as wrecks and erratic driving or other abnormal occurrences, for evidentiary or training purposes. The commercial fleet markets may find our units attractive from both a feature and a cost perspective compared to other providers. We believe that due to our marketing efforts, commercial fleets are adopting this technology, in particular the ambulance and taxi-cab markets.

Digital Ally offers a suite of data management web-based tools to assist fleet managers in the organization, archival, and management of videos and telematics information. Within the suite, there are powerful mapping and reporting tools that are intended to optimize efficiency, serve as excellent training tools for teams on safety and ultimately generate a significant return on investment for the organization.

The EVO-HD described above will also become the platform for a whole new family of in-car video solution products for the commercial markets. The innovative EVO-HD technology will replace the current in-car mirror-based systems with a miniaturized system that can be custom-mounted in the vehicle while offering numerous hardware configurations to meet the varied needs and requirements of its commercial customers. In its commercial market application, the EVO-HD can support up to four HD cameras, with two cameras having pre-event and ECA capabilities to allow customers to review entire shifts. An internal cell modem will allow for connectivity to the FleetVU Manager cloud-based system for commercial fleet tracking and monitoring, powered by AWS and real time metadata when in the field.

Miniature Body-Worn Digital Video System – FirstVU HD for Law Enforcement and Private Security

This system is also a derivative of our in-car video systems, but is much smaller and lighter and more rugged and water-resistant to handle a hostile outdoor environment. These systems can be used in many applications in addition to law enforcement and private security and are designed specifically to be clipped to an individual’s pocket or other outer clothing. The unit is self-contained and requires no external battery or storage devices. Current systems offered by competitors are digital based, but generally require a battery pack and/or storage device to be connected to the camera by wire or other means. We believe that our FirstVU HD product is more desirable for potential users than our competitors’ offerings because of its video quality, small size, shape and lightweight characteristics. Our FirstVU HD integrates with our in-car video systems through our patented VuLink system allowing for automatic activation of both systems.

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Auto-activation and Interconnectivity Between In-Car Video Systems and FirstVU HD Body Worn Camera Products – VuLink for Law Enforcement Applications

Recognizing a critical limitation in law enforcement camera technology, we pioneered the development of our VuLink ecosystem that provides intuitive auto-activation functionality as well as coordination between multiple recording devices. The United States Patent and Trademark Office (the “USPTO”) has recognized these pioneering efforts by granting us multiple patents with claims covering numerous features, such as automatically activating an officer’s cameras when the light bar is activated or when a data-recording device such as a smart weapon is activated. Additionally, the awarded patent claims cover automatic coordination between multiple recording devices. Prior to this work, officers were forced to manually activate each device while responding to emergency scenarios, a requirement that both decreased the usefulness of the existing camera systems and diverted officers’ attention during critical moments. Our FirstVU HD integrates with our in-car video systems through our patented VuLink system allowing for automatic activation of both systems.

This feature is becoming a standard feature required by many law agencies. Unfortunately, certain of our competitors have chosen to infringe our patent and develop products that provide the same or similar features as our VuLink system. We filed lawsuits against two competitors – Axon Enterprises, Inc. (“Axon,” formerly known as Taser International, Inc.) and Enforcement Video, LLC d/b/a WatchGuard Video (“WatchGuard”) – which challenge Axon’s and WatchGuard’s infringing products. On May 13, 2019, WatchGuard and the Company resolved the dispute and executed a settlement agreement in the form of a Release and License Agreement. The litigation has been dismissed as a result of this settlement.

Axon – On June 17, 2019, the U.S. District Court for the District of Kansas (the “U.S. District Court”) granted Axon’s motion for summary judgment that Axon did not infringe on the Company’s patent and dismissed the case. Importantly, the U.S. District Court’s ruling did not find that the Company’s ‘452 Patent was invalid. It also did not address any other issue, such as whether the Company’s requested damages were appropriate, and it does not impact the Company’s ability to file additional lawsuits to hold other competitors accountable for patent infringement. This ruling solely related to an interpretation of the Company’s claims as they relate to Axon and was unrelated to the supplemental briefing the Company filed on its damages claim and the WatchGuard settlement. Those issues are separate and the U.S. District Court’s ruling on the motion for summary judgment had nothing to do with the Company’s damages request.

We filed an opening appeal brief on August 26, 2019 with the U.S. Court of Appeals for the Tenth Circuit (the “Court of Appeals”), appealing the U.S. District Court’s granting of Axon’s motion for summary judgment. Axon responded by filing a responsive brief on November 6, 2019 and we then filed a reply brief responding to Axon on November 27, 2019. The Court of Appeals scheduled oral arguments on our appeal of the U.S. District Court’s summary judgment ruling on April 6, 2020. This appeal was intended to address the Company’s position that the U.S. District Court incorrectly dismissed our claims against Axon. If the Court of Appeals overturns the ruling of the U.S. District Court, the case will be remanded to the U.S District Court before a new judge. On March 12, 2020, the panel of judges for the Court of Appeals issued an order cancelling the oral arguments previously set for April 6, 2020, having determined that the appeal will be decided solely based on the parties’ briefs. On April 22, 2020, a three-judge panel of the United States Court of Appeals denied our appeal and affirmed the District Court’s previous decision to grant Axon summary judgment. On May 22, 2020, we filed a petition for panel rehearing requesting that we be granted a rehearing of our appeal of the U.S. District Court’s summary judgment ruling. Furthermore, we requested that we be given an opportunity to make our case through oral argument in front of the three-judge panel of the Court of Appeals, which was also denied. The Company is reviewing its alternatives at this point.

WatchGuard – On May 27, 2016, the Company filed suit against WatchGuard alleging patent infringement based on WatchGuard’s VISTA Wifi and 4RE In-Car product lines. On May 13, 2019, the parties resolved the dispute and executed a settlement agreement in the form of a Release and License Agreement. The litigation has been dismissed as a result of this settlement. The Release and License Agreement contains the following key terms:

●	WatchGuard paid Digital Ally a one-time, lump settlement payment of $6,000,000.

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●	Digital Ally has granted WatchGuard a perpetual covenant not to sue if WatchGuard’s products incorporate agreed-upon modified recording functionality. Digital Ally has also granted WatchGuard a license to the ‘292 Patent and the ‘452 Patent (and related patents, now existing and yet-to-issue) through December 31, 2023. The parties have agreed to negotiate in good faith to attempt to resolve any alleged infringement that occurs after the license period expires.

●	The parties have further agreed to release each other from all claims or liabilities pre-existing the settlement.

●	As part of the settlement, the parties agreed that WatchGuard is making no admission that it has infringed any of Digital Ally’s patents.

Upon receipt of the $6,000,000, the parties filed a joint motion to dismiss the lawsuit with the court, which was granted.

We believe that the outcome of the Axon lawsuit will largely define the competitive landscape for the body-worn and in-car video market for the foreseeable future. We expect that our VuLink product and its related patents will be recognized as the revolutionary and pioneering invention by the U.S. courts.

VuVault.net and FleetVU Manager

VuVault.net is a cost-effective, fully expandable, law enforcement cloud storage solution powered by AWS that provides redundant and security-enhanced storage of all uploaded videos that comply with the United States Federal Bureau of Investigation’s Criminal Justice Information Services Division requirements.

FleetVU Manager is our web-based software for commercial fleet tracking and monitoring that features and manages video captured by our video event data recorders of incidents requiring attention, such as accidents. This software solution features our cloud-based web portal that utilizes many of the features of our VuVault.net law-enforcement cloud-based storage solution.

Disinfectant Line and Related Safety Products

Effective April 3, 2020, the Company entered into a wholesale distribution agreement (the “Wholesale Agreement”) with Trust Think, LLC (“Trust Think”). Pursuant to the terms of the Wholesale Agreement, the Company has been engaged to service, promote, and sell certain Danolyte® disinfecting products, which are manufactured and distributed by Trust Think to certain first responder and commercial customers with whom the Company has existing relationships. Danolyte® has been listed on the United States Environmental Protection Agency’s (“EPA”) List N: Disinfectants for Use Against SARS-CoV-2, the virus that causes COVID-19. The Company will receive a percentage of the sales sold through the Company’s distribution channels.

The Company will offer the disinfecting products to its first responder customers including police, fire and paramedics. Commercial customers such as cruise lines, taxi-cab and para transit may also be good candidates for the products. The Company is considering enhancing the line of disinfectant products for additional related products including hardware to efficiently and effectively dispense the disinfectants and temperature measuring devices.

On June 2, 2020, the Company announced that it was launching its branded ThermoVu™ product line. ThermoVu is a non-contact temperature-measuring instrument that measures temperature through the wrist. ThermoVu has optional features such as facial recognition to improve facility security by restricting access based on temperature and/or facial recognition parameters. ThermoVu provides an instant pass/fail audible tone with its temperature display and controls access to facilities based on such results. It can be applied in schools, office buildings, subway stations, airports and other public venues.

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On June 2, 2020, the Company also announced the launch of its branded Shield™ Disinfectant/Sanitizer and several related products to fulfill demand by current customers and others for a disinfectant and sanitizer that is less harsh than many of the traditional products now widely distributed. The Shield™ product line contains a cleaner with no harsh chemicals or fumes. Hypochlorous acid (“HOCL”), the active ingredient of the Company’s Shield products, falls under category IV of the EPA’s toxicity categories, the least toxic category. Cleaning crews are not required to wear personal protective equipment when applying and reapplying HOCL.

Other Products

During the last year, we focused our research and development efforts to meet the varying needs of our customers, enhance our existing products and commence development of new products and product categories. Our research and development efforts are intended to maintain and enhance our competitiveness in the market niche we have carved out, as well as positioning us to compete in diverse markets outside of law enforcement. In December 2019, the Company announced a partnership with Pivot International for design and manufacture of a new and innovative Breathalyzer Device utilizing the Company’s recently issued patent. With this new technology, when an officer is conducting a field sobriety test and the breathalyzer is activated, the digital video recording device will automatically start a recording, later embedding the meta-data captured onto the recorded video. The ‘732 Patent was granted by the U.S. Patent Office in August 2019 and is an expansion of Digital Ally’s patented VuLink automatic activation technology.

Corporate Information

We were incorporated in Nevada on December 13, 2000 as Vegas Petra, Inc. From that date until November 30, 2004, when we entered into a Plan of Merger with Digital Ally, Inc., a Nevada corporation, which was formerly known as Trophy Tech Corporation (the “Acquired Company”), we had not conducted any operations and were a closely-held company. In conjunction with the merger, we were renamed Digital Ally, Inc.

The Acquired Company, which was incorporated on May 16, 2003, engaged in the design, development, marketing and sale of bow hunting-related products. Its principal product was a digital video recording system for use in the bow hunting industry. It changed its business plan in 2004 to adapt its digital video recording system for use in the law enforcement and security markets. We began shipments of our in-car digital video rear view mirrors in March 2006.

On January 2, 2008, we commenced trading on Nasdaq under the symbol “DGLY.” We conduct our business from 15612 College Boulevard, Lenexa, Kansas 66219. Our website address is www.digitalallyinc.com. Information contained on our website does not form part of this prospectus and any prospectus supplement, which form a part of this registration statement, and is intended for informational purposes only.

Risks Associated with Our Business and this Offering

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary.

These risks include, but are not limited to:

●	we have a history of operating losses and we may continue to realize net losses for at least the next 12 months;
●	we may not be able to continue as a going concern and may not be able to operate in the future;
●	our business depends upon our ability to generate sustained sales of our products and technology;
●	our business depends on our ability to continually develop and commercialize new products and technologies and penetrate new markets;
●	we need to obtain or maintain patents or other appropriate protection for the intellectual property utilized in our technologies;
●	our industry is highly competitive and we may not be able to compete with companies with larger resources than we have;
●	we may require additional capital to develop new products;
●	new regulations or standards or changes in existing regulations or standards related to our products may result in unanticipated costs or liabilities;

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●	we may fail to meet publicly announced financial guidance or other expectations about our business;
●	our inability to continue to comply with the continued listing requirements of The Nasdaq Stock Market LLC; and
●	the effects of outbreaks of pandemic or contagious diseases, including the length and severity of the recent worldwide outbreak of COVID-19, including its impact on our business.

Recent Developments

Nasdaq Continued Listing Rule Compliance

On July 11, 2019, we were officially notified by The Nasdaq Stock Market LLC that, for the previous 30 consecutive business days, the minimum Market Value of Listed Securities (the “MVLS”) for our Common Stock was below the $35 million minimum MVLS requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we had 180 calendar days, or until January 7, 2020, to regain compliance with the MVLS Rule, or in the alternative, the minimum stockholders’ equity requirement of $2,500,000. To regain compliance with the MVLS Rule, the minimum MVLS for our Common Stock must have been at least $35 million for a minimum of 10 consecutive business days at any time during this 180-day period. If we failed to regain compliance with either the MVLS Rule or the minimum stockholders’ equity requirement by January 7, 2020, we could have been delisted from Nasdaq.

On January 8, 2020, we received a determination letter (the “Letter”) from the staff of The Nasdaq Stock Market LLC (the “Staff”) stating that we had not regained compliance with the MVLS Standard, since our Common Stock was below the $35 million minimum MVLS requirement for continued listing on Nasdaq under the MLVS Rule and had not been at least $35 million for a minimum of 10 consecutive business days at any time during the 180-day grace period granted to us. Pursuant to the Letter, unless we requested a hearing to appeal this determination by 4:00 p.m. Eastern Time on January 15, 2020, our Common Stock would have been delisted from Nasdaq, trading of our Common Stock would have been suspended at the opening of business on January 17, 2020, and a Form 25-NSE would have been filed with the SEC, which would have removed our Common Stock from listing and registration on Nasdaq.

On January 13, 2020, we requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Letter and a hearing was set for February 20, 2020 at 11:00 a.m. Eastern Time. In anticipation of such hearing, we were asked to provide the Panel with a plan to regain compliance with the minimum MLVS requirement under the MLVS Rule, which needed to include a discussion of the events that we believe will enable us to timely regain compliance with the minimum MLVS requirement, or in the alternative, the minimum shareholders’ equity requirement. On January 21, 2020, we submitted a compliance plan that we believed was sufficient to permit us to regain compliance with the minimum stockholders’ equity requirement. On February 20, 2020, we appeared before the Panel to discuss our plan to regain compliance, including, but not limited to, complying with Nasdaq Listing Rule 5550(b)(1), which is the minimum stockholders’ equity standard for continued listing, which requires that companies listed on Nasdaq maintain a minimum of $2,500,000 in stockholders’ equity (“Rule 5550(b)(1)”). On March 6, 2020, we received written notice from the Panel indicating that, based on the plan of compliance that we had presented at such hearing, the Panel granted our request for the continued listing of our Common Stock on Nasdaq, subject to, among other things, us keeping the Staff updated on the progress of our compliance plan and ultimately being able to evidence shareholder equity in an amount greater than or equal to $2,500,000 in accordance with Rule 5550(b)(1) no later than June 30, 2020. During this time, our Common Stock remained listed and trading on Nasdaq. On June 4, 2020 and June 10, 2020, we consummated underwritten public offerings, pursuant to underwriting agreements with Aegis Capital Corp. (“Aegis”), as representative of the underwriters for such offerings, and raised aggregate gross proceeds of approximately $11.3 million, before underwriting discounts and commissions and other estimated expenses of such offerings. See “Recent Developments — June 2020 Public Offerings”. As a result of such offerings, we are now in compliance with Rule 5550(b)(1) and on June 18, 2020 we received written notice from the Staff stating that the Company has regained compliance with such rule and the matter is now closed.

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On April 22, 2020, we received a written notification from the Nasdaq Stock Market LLC indicating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the closing bid price for our Common Stock was below $1.00 per share for the last thirty (30) consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were granted a 180-calendar day compliance period to regain compliance with the minimum bid price requirement. Subsequently, the 180-day grace period to regain compliance with such minimum bid price requirement under applicable Nasdaq Stock Market LLC rules was extended due to the global market impact caused by COVID-19. More specifically, the Nasdaq Stock Market LLC has stated that the compliance periods for any company previously notified about non-compliance will be suspended effective April 16, 2020, through June 30, 2020. On July 1, 2020, companies would receive the balance of any pending compliance period exception to come back into compliance with such minimum bid price requirement. As a result of this extension, we had until December 28, 2020, to regain compliance with such minimum bid price requirement. During the compliance period, our Common Stock would still continue to be listed and traded on Nasdaq. To regain compliance, the closing bid price of the Common Stock had to have met or exceeded $1.00 per share for at least ten (10) consecutive business days by December 28, 2020. On June 11, 2020, our Common Stock met such minimum bid price requirement, as the closing sale price of our Common Stock had equaled or exceeded $1.00 per share on Nasdaq at the close of each trading day since May 29, 2020, and we received written notice from the Staff stating that the Company regained compliance with such requirement and the matter is now closed.

Wholesale Agreement

Effective April 3, 2020, we entered into the Wholesale Distribution Agreement with Trust Think. Pursuant to the terms of the Wholesale Agreement, we have been engaged to service, promote, and sell certain Danolyte® disinfecting products, which are manufactured and distributed by Trust Think, to certain first responder and commercial customers with whom we have relationships. The Wholesale Agreement has an initial term beginning on April 3, 2020 and ends one (1) year thereafter. Thereafter, the Wholesale Agreement renews automatically for successive additional terms of one (1) year each unless we or Think Tank provide written notice of non-renewal at least thirty (30) days prior to the expiration of the then current term. Either party may terminate the Wholesale Agreement at any time, effective immediately upon written notice if it has good cause for termination, as defined in the Wholesale Agreement. On June 2, 2020, we announced the launch of our own branded disinfectant and related safety products and intend to discontinue the Wholesale Distribution Agreement.

Executive Pay Reduction

Our compensation committee of our board of directors (the “Committee”) determined that the cash portion of the annual base salaries of Stanton E. Ross, the Company’s President and Chief Executive Officer, and Thomas J. Heckman, the Company’s Chief Financial Officer, Treasurer and Secretary, shall be reduced to annual rates of $150,000 each for the balance of 2020, commencing May 1, 2020. The Committee also decided that the balance of the annual salaries of Messrs. Ross and Heckman for 2020, which are $69,230.76 and $55,384.00, respectively, as of May 1, 2020, will be paid through the issuance of shares of restricted Common Stock under the Company’s 2018 Stock Option and Restricted Stock Plan, with the Company paying the applicable federal and state taxes on such amounts. We issued Messrs. Ross and Heckman 75,250 shares of such Common Stock and 60,200 shares of such Common Stock, respectively, effective April 17, 2020, based on a closing price of $0.92 per share on such date.

Promissory Note Under the Paycheck Protection Program

On April 4, 2020, the Company entered into a promissory note which provides for a loan in the amount of $1,418,900 (the “PPP Loan”) pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan has a two-year term and bears interest at a rate of 1% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The promissory note contains events of default and other provisions customary for a loan of this type. The Paycheck Protection Program provides that the PPP Loan may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company has been utilizing and intends to continue to use the majority of the PPP Loan amount for qualifying expenses and to apply for forgiveness of the loan in accordance with the terms of the CARES Act.

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April 2020 Registered Offering and Concurrent Private Placement

On April 17, 2020, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Institutional Investors”), providing for the issuance of (i) our 8% Senior Secured Convertible Promissory Notes due April 16, 2021 with an aggregate principal face amount of $1,666,666 (the “April 2020 Notes”), which April 2020 Notes were, subject to certain conditions, convertible into an aggregate of 1,650,164 shares of the Common Stock (the “Conversion Shares”), at a price per share of $1.01 and (ii) five-year warrants (the “April 2020 Warrants”) to purchase an aggregate of up to 1,237,624 shares of Common Stock (the “April 2020 Warrant Shares”) at an exercise price of $1.31 per share, subject to customary adjustments, which April 2020 Warrants were immediately exercisable upon issuance and on a cashless basis if the April 2020 Warrant Shares were not registered 180 days after the date of issuance (the “April 2020 Offering”). The April 2020 Warrant Shares were registered for resale pursuant to a prospectus, dated May 13, 2020, to our currently effective registration statement on Form S-1 (File No. 333-238035), which was initially filed on May 6, 2020 and declared effective on May 13, 2020 (the “May 2020 Resale Registration Statement”). The closing of the April 2020 Offering occurred simultaneously with the execution and delivery of the Purchase Agreement and related transaction documents, pursuant to which the Institutional Investors purchased the April 2020 Notes and the April 2020 Warrants for an aggregate purchase price of $1,500,000.

On June 1, 2020 and June 8, 2020, the Institutional Investors converted an aggregate of $1,665,666 in principal amount of April 2020 Notes into an aggregate of 1,664,679 shares of Common Stock (including accrued interest) and exercised all of the April 2020 Warrants, resulting in the issuance to the Institutional Investors of an aggregate of 1,567,481 shares of Common Stock.

Pursuant to the Purchase Agreement, an aggregate of $500,000 in principal amount of the April 2020 Notes (the “April 2020 Registered Notes”), and the shares of Common Stock underlying the April 2020 Registered Notes, were issued to the Institutional Investors in an offering that was registered pursuant to a prospectus supplement, dated April 20, 2020, to our currently effective registration statement on Form S-3 (File No. 333-225227), which was initially filed with the SEC on May 25, 2018, and was declared effective on June 6, 2018.

Pursuant to the Purchase Agreement, we issued to the Institutional Investors in a private placement, the remaining aggregate of $1,166,666 in principal amount of April 2020 Notes, the Conversion Shares, the April 2020 Warrants and the April 2020 Warrant Shares. We also entered into a Registration Rights Side Letter, dated April 17, 2020, with the Institutional Investors agreeing to use our best efforts to file, within 30 days after the closing of the April 2020 Offering, a resale registration statement on Form S-1 to register the applicable Conversion Shares and the April 2020 Warrant Shares, and to use our commercially reasonable efforts to have such registration statement declared effective within 90 days after the closing date of the April 2020 Offering to permit the resale of the Conversion Shares and the April 2020 Warrant Shares by the Institutional Investors. Such remaining aggregate of $1,166,666 in principal amount of April 2020 Notes, the Conversion Shares, the April 2020 Warrants and the April 2020 Warrant Shares were registered under the May Resale Registration Statement.

In connection with the Purchase Agreement, we and our subsidiary entered into a security agreement, dated as of April 17, 2020, with the Institutional Investors (the “Security Agreement”), pursuant to which we and our subsidiary granted to the Institutional Investors a security interest in, among other items, we and our subsidiary’s accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, and all proceeds, as set forth in the Security Agreement. In addition, pursuant to an intellectual property security agreement, dated as of April 17, 2020, we granted to the Institutional Investors a continuing security interest in all of our right, title and interest in, to and under certain of our trademarks, copyrights and patents. In addition, our subsidiary agreed to guarantee and act as surety for our obligation to repay all of the April 2020 Notes issued in connection with the April 2020 Offering pursuant to a subsidiary guarantee.

June 2020 Public Offerings

On June 4, 2020, we consummated an underwritten public offering (the “June 2, 2020 Offering”) of 3,090,909 shares of Common Stock. The June 2, 2020 Offering was conducted pursuant to an underwriting agreement, dated June 2, 2020 (the “June 2, 2020 Underwriting Agreement”), between the Company and Aegis, as representative of the underwriters (the “June 2, 2020 Underwriters”). The gross proceeds to us from the June 2, 2020 Offering, before deducting underwriting discounts and commissions and other estimated expenses of such offering, which included the full exercise by the June 2, 2020 Underwriters of their over-allotment option to purchase an additional 463,636 shares of Common Stock, was approximately $5.86 million.

On June 10, 2020, we consummated an underwritten public offering (the “June 8, 2020 Offering”) of 2,325,581 shares of Common Stock. The June 8, 2020 Offering was conducted pursuant to an underwriting agreement, dated June 8, 2020 (the “June 8, 2020 Underwriting Agreement”), between the Company and Aegis, the representative of the underwriters (the “June 8, 2020 Underwriters”). The gross proceeds to us from the June 8, 2020 Offering, before deducting underwriting discounts and commissions and other estimated expenses of such offering, which included the exercise by the June 8, 2020 Underwriters of their over-allotment option to purchase an additional 213,953 shares of Common Stock, was approximately $5.46 million.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, together with all of the other information contained or incorporated by reference into this prospectus and in any prospectus supplement or free writing prospectus or in the documents incorporated by reference herein and therein before deciding to invest in such securities. If any of the following risks, or any risk described elsewhere in this prospectus and in any prospectus supplement or free writing prospectus or in the documents incorporated by reference herein and therein, occurs, our business, business prospects, financial condition, results of operations or cash flows could be materially adversely affected. In any such case, the trading price of our Common Stock could decline, and you could lose all or part of your investment. The risks described below and in any prospectus supplement or free writing prospectus and in the documents incorporated by reference herein and therein are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us. This prospectus also contains forward-looking statements, estimates and projections that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements because of specific factors, including the risks described below and in the documents incorporated by reference herein.

You should carefully consider the following risk factors in evaluating our business and us. The factors listed below and in the prospectus and in any prospectus supplement or free writing prospectus represent certain important factors that we believe could cause our business results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. You should also consider the other information included in our most recent Annual Report on Form 10-K (the “Form 10-K”) and subsequent quarterly reports filed with the SEC, which are incorporated herein by reference into this registration statement, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Related to our Business

We have incurred losses in recent years.

We have had net losses for several years and had an accumulated deficit of $87,388,619 at December 31, 2019, which includes our net losses of $10,005,713 for the year ended December 31, 2019, as compared to $15,544,551 for the year ended December 31, 2018. As of March 31, 2020, we had an accumulated deficit of $89,722,729, which includes net losses of $2,334,110 for the three months ended March 31, 2020. We have included disclosure of our liquidity plan and the substantial doubt about our ability to continue as a going concern in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020. Furthermore, the report of our independent registered public accounting firm in our Annual Report on Form 10-K for the year ended December 31, 2019 included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. We have implemented several initiatives intended to improve our revenues and reduce our operating costs with a goal of restoring profitability. If we are unsuccessful in this regard, it will have a material adverse impact on our business, prospects, operating results and financial condition.

We do not have any revolving credit facilities and it may be difficult for us to enter into one.

We have no revolving credit facility to fund our operating needs should it become necessary. It will be difficult to obtain an institutional line of credit facility given our recent operating losses and the current banking environment, which may adversely affect our ability to finance our business, grow or be profitable. Further, even if we could obtain a new credit facility, in all likelihood it would not be on terms favorable to us.

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If we are unable to manage our current business activities, our prospects may be limited and our future profitability may be adversely affected.

We experienced a decline in our operating results from 2009 to 2019 and to date in 2020. Our revenues have been unpredictable, which poses significant burdens on us to be proactive in managing production, personnel levels and related costs. We will need to improve our revenues, operations, financial and other systems to manage our business effectively, and any failure to do so may lead to inefficiencies and redundancies which reduce our prospects to return to profitability.

We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations and could have a material adverse impact on us, and the recent coronavirus outbreak could materially and adversely affect our business.

An outbreak of a new respiratory illness caused by COVID-19 has resulted in millions of infections and hundreds of thousands of deaths worldwide, as of the date of filing of this registration statement, and continues to spread across the globe, including throughout the law enforcement and commercial fleets channels in the United States, the major market in which we operate. The outbreak of COVID-19 or by other epidemics could materially and adversely affect our business, financial condition and results of operations. If COVID-19 worsens in the United States and Asia, or in any other regions in which we have material operations or sales, our business activities originating from affected areas, including sales, manufacturing and supply chain related activities, could be adversely affected. Although we have been deemed by the State of Kansas to be an “essential business”, our supply chain has been disrupted and our customers, in particular our commercial customers, have been significantly impacted, which has in turn reduced our operations and activities. Disruptive activities from COVID-19 could still include the temporary closure of our manufacturing facilities and those used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from Asia, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the virus and the actions to contain it or treat its impact, among others. COVID-19 could also result in social, economic and labor instability in the countries in which we or our customers and suppliers operate.

If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations. In addition, the capital markets have been disrupted and our efforts to raise necessary capital will likely be adversely impacted by the outbreak of COVID-19. As a result, we cannot forecast with any certainty when the disruptions caused by such outbreak will cease to impact our business and the results of our operations. In reviewing our consolidated financial statements for the year ended December 31, 2019 and the quarterly period ended March 31, 2020, as well as the notes to such financial statements, including our discussion of our ability to continue as a going concern set forth therein, which financial statements and notes are incorporated by reference to this prospectus and any prospectus supplement, which form a part of this registration statement, consider the additional uncertainties caused by the outbreak of COVID-19. The extent to which COVID-19 affects our results will depend on future developments that are highly uncertain and cannot be predicted, including actions to contain COVID-19 or address and treat its effects, among others.

We may not be entitled to forgiveness of our recently received the PPP Loan, and our application for the PPP Loan could in the future be determined to have been impermissible or could result in damage to our reputation.

In April 2020, we received proceeds of approximately $1.4 million from a loan under the CARES Act, a portion of which may be forgiven, which we intend to use to retain employees, maintain payroll and make lease and utility payments. A portion of the PPP Loan may be forgiven by the Small Business Administration (“SBA”) upon our application beginning 60 days but not later than 120 days after loan approval and upon documentation of expenditures in accordance with the SBA requirements. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered mortgage interest and covered utilities during the eight week period beginning on the date of loan approval. Not more than 25% of the forgiven amount may be for non-payroll costs. We will be required to repay any portion of the outstanding principal that is not forgiven, along with accrued interest, and we cannot provide any assurance that we will be eligible for loan forgiveness or that any amount of the PPP Loan will ultimately be forgiven by the SBA.

In order to apply for the PPP Loan, we were required to certify, among other things, that the current economic uncertainty made the PPP Loan request necessary to support our ongoing operations. We made this certification in good faith after analyzing, among other things, our financial situation and access to alternative forms of capital, and believe that we satisfied all eligibility criteria for the PPP Loan, and that our receipt of the PPP Loan was consistent with the broad objectives of the CARES Act. At the time that we had made such certification, we could not predict with any certainty whether we would be able to obtain the necessary financing to support our operations. Our situation has subsequently improved, as a result of, among other things, our closing of two registered direct offerings in June 2020, and as a result of the funds that we received from the PPP Loan. The certification described above that we were required to provide in connection with our application for the PPP Loan did not contain any objective criteria and was subject to interpretation. However, on April 23, 2020, the SBA issued guidance stating that it is unlikely that a public company with substantial market value and access to capital markets will be able to make the required certification in good faith. The lack of clarity regarding loan eligibility under the CARES Act has resulted in significant media coverage and controversy with respect to public companies applying for and receiving loans. If, despite our good-faith belief that we satisfied all eligible requirements for the PPP Loan, we are later determined to have violated any of the laws or governmental regulations that apply to us in connection with the PPP Loan, such as the False Claims Act, or it is otherwise determined that we were ineligible to receive the PPP Loan, we may be subject to penalties, including significant civil, criminal and administrative penalties, and could be required to repay the PPP Loan in its entirety. In addition, our receipt of the PPP Loan may result in adverse publicity and damage to our reputation, and a review or audit by the SBA or other government entity or claims under the False Claims Act could consume significant financial and management resources.

There are risks related to dealing with domestic governmental entities as customers.

One of the principal target markets for our products is the law enforcement community. In this market, the sale of products will be subject to budget constraints of governmental agencies purchasing these products, which could result in a significant reduction in our anticipated revenues. Such governmental agencies have experienced budgetary pressures because of the recent recession and its impact on local sales, property and income taxes that provide funding for purchasing our products. These agencies also may experience political pressure that dictates the way they spend money. Thus, even if an agency wants to acquire our products, it may be unable to purchase them due to budgetary or political constraints, even if such agencies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

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There are risks related to dealing with foreign governmental entities as customers.

We target the law enforcement community in foreign countries for the sale of many of our products. While foreign countries vary, generally the sale of our products will be subject to political and budgetary constraints of foreign governments and agencies purchasing these products, which could result in a significant reduction in our anticipated revenues. Some foreign governments are experiencing budgetary pressures because of various reasons specific to them and their impact on taxes and tariffs that in many cases provide funding for purchasing our products. Law enforcement agencies within these countries also may experience political pressure that dictates the way they spend money. Thus, even if a foreign country or its law enforcement agencies want to acquire our products, it may be unable to purchase them due to budgetary or political constraints. We cannot assure investors that such governmental agencies will have the necessary funds to purchase our products even though they may want to do so. Further, even if such agencies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

International law enforcement and other agencies that may consider using our products must analyze a wide range of issues before committing to purchase products like ours, including training costs, product reliability and budgetary constraints. The length of our sales cycle may range from a few months to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. Initial orders by foreign governments and agencies typically are for a small number of units that are used to evaluate the products. If these potential customers do not purchase our products, we will have expended significant resources and receive no revenue in return. In addition, we may be selected as the vendor of choice by these foreign customers but never receive the funding necessary to purchase our product due to political or economic reasons.

We are marketing our DVM-250, DVM-250 Plus event recorder and FirstVU HD products to commercial customers, which is a relatively new sales channel for us and we may experience problems in gaining acceptance.

The principal target commercial market for our event recorder products is commercial fleet operators, such as taxi cabs, limousine services, transit buses, ambulance services and a variety of delivery services. In addition, we are marketing our FirstVU HD to commercial customers. These are relatively new sales channels for us and we may experience difficulty gaining acceptance of our other products by the targeted customers. Our sales of such products will be subject to budget constraints of both the large and small prospective customers, which could result in a significant reduction in our anticipated revenues. Certain of such companies have experienced budgetary and financial pressures for various reasons specific to them or the industry in which they operate, which may negatively impact their ability to purchase our products. Thus, even if prospective customers want to acquire our products, they may be unable to do so because of such factors. Further, even if such companies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

We are operating in a developing market and there is uncertainty as to market acceptance of our technology and products.

The markets for our new and enhanced products and technology are developing and rapidly evolving. They are characterized by an increasing number of market entrants who have developed or are developing a wide variety of products and technologies, a number of which offer certain of the features that our products offer. Because of these factors, demand and market acceptance for new products are subject to a high level of uncertainty. There can be no assurance that our technology and products will become widely accepted. It is also difficult to predict with any assurance the future growth rate, if any, and size of the market. If a substantial market fails to develop, develops more slowly than expected or becomes saturated with competitors or if our products do not achieve or continue to achieve market acceptance, our business, operating results and financial condition will be materially and adversely affected.

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Our technology may also be marketed and licensed to device manufacturers for inclusion in the products and equipment they market and sell as an embedded solution. As with other new products and technologies designed to enhance or replace existing products or technologies or change product designs, these potential partners may be reluctant to integrate our digital video recording technology into their systems unless the technology and products are proven to be both reliable and available at a competitive price. Even assuming product acceptance, our potential partners may be required to redesign their systems to effectively use our digital video recording technology. The time and costs necessary for such redesign could delay or prevent market acceptance of our technology and products. A lack of, or delay in, market acceptance of our digital video recording technology and products would adversely affect our operations. There can be no assurance that we will be able to market our technology and products successfully or that any of our technology or products will be accepted in the marketplace.

We expend significant resources in anticipation of a sale due to our lengthy sales cycle and may receive no revenue in return.

Generally, law enforcement and other agencies and commercial fleet and mass transit operators that may consider using our products must analyze a wide range of issues before committing to purchase products like ours, including training costs, product reliability and budgetary constraints. The length of our sales cycle may range from several months to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. Initial orders by agencies typically are for a small number of units that are used to evaluate the products. If these potential customers do not purchase our products, we will have expended significant resources and have received no revenue in return.

Our market is characterized by new products and rapid technological change.

The market for our products is characterized by rapidly changing technology and frequent new product introductions. Our future success will depend in part on our ability to enhance our existing technologies and products and to introduce new products and technologies to meet changing customer requirements. We are currently devoting, and intend to continue to devote, significant resources toward the development of new digital video recording technology and products both as stand-alone products and embedded solutions in third party products and systems. There can be no assurance that we will successfully complete the development of these technologies and related products in a timely fashion or that our current or future products will satisfy the needs of the digital video recording market. There can also be no assurance that digital video recording products and technologies developed by others will not adversely affect our competitive position or render our products or technologies non-competitive or obsolete.

We depend on sales from our in-car video products and body-worn cameras and if these products become obsolete or not widely accepted, our growth prospects will be diminished.

We derived our revenues in 2018, 2019 and to date in 2020 predominantly from sales of our in-car video systems, including the DVM-800, our largest selling product, and the FirstVU HD body-worn camera, our second largest selling product. We expect to continue to depend on sales of these products during 2020, although we do expect our newly launched EVO-HD in-car system to gain traction in 2020. A decrease in the prices of, or the demand for our in-car video products, or the failure to achieve broad market acceptance of our new product offerings, would significantly harm our growth prospects, operating results and financial condition.

We substantially depend on our research and development activities to design new products and upgrades to existing products and if these products are not widely accepted, or we encounter difficulties and delays in launching these new products, our growth prospects will be diminished.

We have a number of active research and development projects underway that are intended to launch new products or upgrades to existing products. We may incur substantial costs and/or delays in completion of these activities that may not result in viable products or may not be received well by our potential customers. We incurred $485,748 and $462,171 in research and development expenses during the three months ended March 31, 2020 and 2019, respectively, which represent a substantial expense in relation to our total revenues and net losses. If we are unsuccessful in bringing these products from the engineering prototype phase to commercial production, we could incur additional expenses (in addition to those already spent) without receiving revenues from the new products. Also, these new products may fail to achieve broad market acceptance and may not generate revenue to cover expenses incurred to design, develop, produce and market the new product offerings. Substantial delays in the launch of one or more products could negatively impact our revenues and increase our costs, which could significantly harm our growth prospects, operating results and financial condition.

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If we are unable to compete in our market, you may lose all or part of your investment in our securities.

The law enforcement and security surveillance markets are extremely competitive. Competitive factors in these industries include ease of use, quality, portability, versatility, reliability, accuracy and cost. There are companies with direct competitive technology and products in the law enforcement and surveillance markets for all our products and those we have in development. Many of these competitors have significant advantages over us, including greater financial, technical, marketing and manufacturing resources, more extensive distribution channels, larger customer bases and faster response times to adapt new or emerging technologies and changes in customer requirements. Our primary competitors include L-3 Mobile-Vision, Inc., Coban Technologies, Inc., WatchGuard, Kustom Signals, Panasonic System Communications Company, International Police Technologies, Inc. and a number of other competitors who sell or may in the future sell in-car video systems to law enforcement agencies. Our primary competitors in the body-worn camera market include Axon, Reveal Media and WatchGuard. We face similar and intense competitive factors for our event recorders in the mass transit markets as we do in the law enforcement and security surveillance markets. We will also compete with any company making surveillance devices for commercial use. Many of our competitors have greater financial, technical marketing, and manufacturing resources than we do. Our primary competitors in the commercial fleet sector include Lytx, Inc. (previously DriveCam, Inc.) and SmartDrive Systems.

There can be no assurance that we will be able to compete successfully in these markets. Further, there can be no assurance that new and existing companies will not enter the law enforcement and security surveillance markets in the future.

Although we believe that our products will be distinguishable from those of our competitors based on their technological features and functionality at an attractive value proposition, there can be no assurance that we will be able to penetrate any of our anticipated competitors’ portions of the market. Many of our anticipated competitors may have existing relationships with equipment or device manufacturers that may impede our ability to market our technology to those potential customers and build market share. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressures will not have a material adverse effect on our business, operating results and financial condition. If we are not successful in competing against our current and future competitors, you could lose your entire investment in our securities. See “Business – Competition” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 that we filed with the SEC on April 6, 2020 for additional information.

Defects in our products could impair our ability to sell our products or could result in litigation and other significant costs.

Any significant defects in our products may result in, among other things, delay in time-to-market, loss of market acceptance and sales of our products, diversion of development resources, and injury to our reputation, or increased warranty costs. Because our products are technologically complex, they may contain defects that cannot be detected prior to shipment. These defects could harm our reputation and impair our ability to sell our products. The costs we may incur in correcting any product defects may be substantial and could decrease our profit margins. In 2018 and 2017, we had certain product quality issues with the DVM-800 and FirstVU HD, which adversely affected our revenues and operating results however, these issues have been successfully mitigated at this time.

In addition, errors, defects or other performance problems could result in financial or other damages to our customers, which could result in litigation. Product liability litigation, even if we prevail, would be time consuming and costly to defend. Our product liability insurance may not be adequate to cover claims. Our product liability insurance coverage per occurrence is $1,000,000, with a $2,000,000 aggregate for our general business liability coverage and an additional $1,000,000 per occurrence. Our excess or umbrella liability coverage per occurrence and in aggregate is $5,000,000.

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Product defects can be caused by design errors, programming bugs, or defects in component parts or raw materials. This is common to every product manufactured which is based on modern electronic and computer technology. Because of the extreme complexity of digital in-car video systems, one of the key concerns is operating software robustness. Some of the software modules are provided to us by outside vendors under license agreements, while other portions are developed by our own software engineers. As with any software-dependent product, “bugs” can occur, even with rigorous testing before release of the product. The software included in our digital video rear view mirror products is designed to be “field upgradeable” so that changes or fixes can be made by the end user by downloading new software through the internet. We intend to incorporate this technology into any future products as well, providing a quick resolution to potential software issues that may arise over time.

As with all electronic devices, hardware issues can arise from many sources. The component electronic parts that we utilize come from many sources around the world. We attempt to mitigate the possibility of shipping defective products by fully testing sub-assemblies and thoroughly testing assembled units before they are shipped out to our customers. Because of the nature and complexity of some of the electronic components used, such as microprocessor chips, memory systems, and zoom video camera modules, it is not technically or financially realistic to attempt to test every single aspect of every single component and their potential interactions. By using components from reputable and reliable sources, and by using professional engineering, assembly, and testing methods, we seek to limit the possibility of defects slipping through. In addition to internal testing, we now have thousands of units in the hands of law enforcement departments and in use every day. Over the past years of field use, we have addressed a number of subtle issues and made refinements requested by the end-user.

We are dependent on key personnel.

Our success will be largely dependent upon the efforts of our executive officers, Stanton E. Ross and Thomas J. Heckman. We do not have employment agreements with Messrs. Ross or Heckman, although we entered into retention agreements with such officers on December 23, 2008, which were amended in April 2018. The loss of the services of either of these individuals could have a material adverse effect on our business and prospects. There can be no assurance that we will be able to retain the services of such individuals in the future. We have not obtained key-man life insurance policies on these individuals. We are also dependent to a substantial degree on our technical, research and development staff. Our success will be dependent upon our ability to hire and retain additional qualified technical, research, management, marketing and financial personnel. We will compete with other companies with greater financial and other resources for such personnel. Although we have not had trouble in attracting qualified personnel to date, there can be no assurance that we will be able to retain our present personnel or acquire additional qualified personnel as and when needed.

We are dependent on manufacturers and suppliers.

We purchase, and intend to continue to purchase, substantially all the components for our products and some entire products, from a limited number of manufacturers and suppliers, most of whom are located outside the United States. Our internal process is principally to assemble the various components and subassemblies manufactured by our suppliers and test the assembled product prior to shipping to our customers. We do not intend to directly manufacture any of the equipment or parts to be used in our products. Our reliance upon outside manufacturers and suppliers, including foreign suppliers, is expected to continue, increase in scope and involves several risks, including limited control over the availability of components, and products themselves and related delivery schedules, pricing and product quality. We may be subject to political and social risks associated with specific regions of the world including those that may be subject to changes in tariffs that may have substantial effects on our product costs and supply chain reliability and availability. We may experience delays, additional expenses and lost sales if we are required to locate and qualify alternative manufacturers and suppliers.

A few of the semiconductor chip components for our products are produced by a very small number of specialized manufacturers. Currently, we purchase one essential semiconductor chip from a single manufacturer who currently sources such chipsets from the Philippines, China, Taiwan and South Korea, among other countries. While we believe that there are alternative sources of supply, if, for any reason, we are precluded from obtaining such a semiconductor chip from this manufacturer, we may experience long delays in product delivery due to the difficulty and complexity involved in producing the required component and we may also be required to pay higher costs for our components.

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While we do the final assembly, testing, packaging, and shipment of certain of our products in-house, a number of our component parts are manufactured by subcontractors. These subcontractors include: raw circuit board manufacturers; circuit board assembly houses; injection plastic molders; metal parts fabricators; and other custom component providers. While we are dependent upon these subcontractors to the extent that they are producing custom subassemblies and components necessary for manufacturing our products, we still own the designs and intellectual property involved. This means that the failure of any one contractor to perform may cause delays in production. However, we can mitigate potential interruptions by maintaining “buffer stocks” of critical parts and subassemblies and by using multiple sources for critical components. We also can move our subcontracting to alternate providers. Being forced to use a different subcontractor could cause production interruptions ranging from negligible, such as a few weeks, to very costly, such as four to six months. Further, the failure of a foreign manufacturer to deliver products to us timely, in sufficient quantities and with the requisite quality would have a material adverse impact on our business, operations and financial condition.

The only components that would require a complete redesign of our digital video electronics package are the chips manufactured by Texas Instruments Incorporated (“Texas Instruments”). While there are competitive products available, each chip has unique characteristics that would require extensive tailoring of product designs to use it. The Texas Instruments chip is the heart of our video processing system. If Texas Instruments became unwilling or unable to provide us with these chips, we would be forced to redesign our digital video encoder and decoder systems. Such a complete redesign could take substantial time (over six months) to complete. We attempt to mitigate the potential for interruption by maintaining continuous stocks of these chips to support several months’ worth of production. In addition, we regularly check on the end-of-life status of these parts to make sure that we will know well in advance of any decisions by Texas Instruments to discontinue these parts. There are other semiconductors that are integral to our product design and which could cause delays if discontinued, but not to the same scale as the Texas Instruments chips.

Although we have not historically had significant supply chain issues with these manufacturers, suppliers, and subcontractors, there can be no assurance that we will be able to retain our present relationships and should we lose these manufacturers, suppliers, and subcontractors, our business would be adversely affected.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of The Nasdaq Stock Market LLC, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and any prospectus supplement, which form a part of this registration statement, and in the documents that we incorporate by reference herein and therein, as well as in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

If we are not able to comply with the applicable continued listing requirements or standards of The Nasdaq Stock Market LLC, our Common Stock could be delisted from Nasdaq.

Our Common Stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards of The Nasdaq Stock Market LLC.

In the event that our Common Stock is delisted from Nasdaq and is not eligible for quotation on another market or exchange, trading of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate a “penny stock” that restricts transactions involving stock which is deemed to be a penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or traded on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

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A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to any “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

You should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Our charter documents and Nevada law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our Common Stock.

Provisions of the anti-takeover law of the Nevada Revised Statutes (“NRS”) (NRS 78.378 et seq.) could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders. Various provisions of our amended and restated bylaws (“Bylaws”) may delay, defer or prevent a tender offer or takeover attempt of us that a stockholder might consider in his or her best interest. Our Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Nevada law, our board of directors shall have the power to adopt, amend or repeal the Bylaws by a vote of not less than a majority of our directors. The interests of these stockholders and directors may not be consistent with your interests, and they may make changes to the Bylaws that are not in line with your concerns.

Subject to applicable rules of The Nasdaq Stock Market LLC regarding the issuance of 20% or more of our Common Stock, our authorized but unissued shares of Common Stock are available for our Board or Directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, however, faced with an attempt to obtain control of us by means of a proxy context, tender offer, merger or other transaction our board of directors acting alone and without approval of our stockholders can issue large amounts of capital stock as part of a defense to a take-over challenge.

The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

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If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, our Common Stock price and trading volume could decline.

The trading market for our shares of Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our Common Stock price or trading volume to decline.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss carry-forwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future as a result of subsequent shifts in our stock ownership, including as a result of the completion of this offering when it is taken together with other transactions we may consummate in the succeeding three-year period. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards to offset U.S. federal taxable income may be subject to limitations, which potentially could result in increased future tax liability to us.

We are uncertain of our ability to protect technology through patents.

Our ability to compete effectively will depend on our success in protecting our proprietary technology, both in the United States and abroad. We have filed for at least 37 patents for protection in the United States and certain other countries to cover certain design aspects of our products.

We have been issued at least 22 patents to date by the USPTO. In addition, we have at least 15 patent applications that are still under review by the U.S. Patent Office and, therefore, we have not yet been issued all the patents that we applied for in the United States. No assurance can be given that any patents relating to our existing technology will be issued from the United States or any foreign patent offices, that we will receive any patents in the future based on our continued development of our technology, or that our patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing our technologies.

If our patents were to be denied as filed, we would seek to obtain different patents for other parts of our technology. If our main patent, which relates to the placement of the in-car video system in a rear-view mirror, were to be challenged and denied, it could potentially allow our competitors to build very similar devices. Currently, this patent is not being challenged. However, we believe that very few of our competitors would be capable of this because of the level of technical sophistication and level of miniaturization required. Even if we obtain patents, there can be no assurance that they will be enforceable to prevent others from developing and marketing competitive products or methods. If we bring an infringement action relating to any future patents, it may require the diversion of substantial funds from our operations and may require management to expend efforts that might otherwise be devoted to our operations. Furthermore, there can be no assurance that we will be successful in enforcing our patent rights.

Further, if any patents are issued there can be no assurance that patent infringement claims in the United States or in other countries will not be asserted against us by a competitor or others, or if asserted, that we will be successful in defending against such claims. If one of our products is adjudged to infringe patents of others with the likely consequence of a damage award, we may be enjoined from using and selling such product or be required to obtain a royalty-bearing license, if available on acceptable terms. Alternatively, if a license is not offered, we might be required, if possible, to redesign those aspects of the product held to infringe to avoid infringement liability. Any redesign efforts we undertake might be expensive, could delay the introduction or the re-introduction of our products into certain markets, or may be so significant as to be impractical.

We are involved in litigation relating to our intellectual property.

We are subject to various legal proceedings arising from normal business operations. Although there can be no assurances, based on the information currently available, management believes that it is probable that the ultimate outcome of each of the actions will not have a material adverse effect on our consolidated financial statements. However, an adverse outcome in certain of the actions could have a material adverse effect on our financial results in the period in which it is recorded.

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Axon Enterprises, Inc. (Formerly Taser International, Inc.). The Company owns U.S. Patent No. 9,253,452 (the “452 Patent”), which generally covers the automatic activation and coordination of multiple recording devices in response to a triggering event, such as a law enforcement officer activating the light bar on the vehicle.

The Company filed suit on January 15, 2016 with the U.S. District Court (Case No: 2:16-cv-02032) against Axon, alleging willful patent infringement against Axon’s body camera product line and signal auto-activation product. The Company is seeking both monetary damages and a permanent injunction against Axon for infringement of the ‘452 Patent. See “Our Business — Our Products.”

Enforcement Video, LLC d/b/a WatchGuard Video. On May 27, 2016, the Company filed suit against WatchGuard, in the U.S. District Court for the District of Kansas (Case No. 2:16-cv-02349-JTM-JPO) alleging patent infringement based on WatchGuard’s VISTA Wifi and 4RE In-Car product lines. See “Our Business — Our Products.”

PGA Tour, Inc. On January 22, 2019 the PGA Tour, Inc. (the “PGA”) filed suit against the Company in the Federal District Court for the District of Kansas (Case No. 2:19-cv-0033-CM-KGG) alleging breach of contract and breach of implied covenant of good faith and fair dealing relating to the Web.com Tour Title Sponsor Agreement (the “Agreement”). The contract was executed on April 16, 2015 by and between the parties. Under the Agreement, the Company would be a title sponsor of and receive certain naming and other rights and benefits associated with the Web.com Tour for 2015 through 2019 in exchange for the Company’s payment to the PGA of annual sponsorship fees. The suit has been resolved and the case has been dismissed with prejudice on April 17, 2019.

The Company is also involved as a plaintiff and defendant in ordinary, routine litigation and administrative proceedings incidental to its business from time to time, including customer collections, vendor and employment-related matters. The Company believes the likely outcome of any other pending cases and proceedings will not be material to its business or its financial condition.

We are uncertain of our ability to protect our proprietary technology and information.

In addition to seeking patent protection, we rely on trade secrets, know-how and continuing technological advancement to seek to achieve and thereafter maintain a competitive advantage. Although we have entered into or intend to enter into confidentiality and invention agreements with our employees, consultants and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Foreign currency fluctuations may affect our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in our product pricing for potential international customers. These changes in foreign end-user costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively affect the financial condition of some existing or potential foreign customers and reduce or eliminate their future orders of our products. We also import selected components which are used in the manufacturing of some of our products. Although our purchase orders are in the United States dollar, weakness in the United States dollar could lead to price increases for the components.

Our revenues and operating results may fluctuate unexpectedly from quarter to quarter, which may cause our stock price to decline.

Our revenues and operating results have varied significantly in the past and may continue to fluctuate significantly in the future due to various factors that are both in and outside our control. Thus, we believe that period-to-period comparisons of our operating results may not be meaningful in the short-term, and our performance in a particular period may not be indicative of our performance in any future period.

We are a party to several lawsuits both as a plaintiff and as a defendant in which we may ultimately not prevail, resulting in losses and which may cause our stock price to decline.

We are involved as a plaintiff and defendant in routine litigation and administrative proceedings incidental to our business from time to time, including customer collections, vendor and employment-related matters. See “Our Business — Our Products” for additional information. We believe that the likely outcome of any other pending cases and proceedings will not be material to our business or financial condition. However, there can be no assurance that we will prevail in the litigation or proceedings or that we may not have to pay damages or other awards to the other party.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and the documents that we reference herein and therein and have filed as exhibits to the registration statement, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the sections entitled “Business” in our recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our recent Annual Report on Form 10-K and subsequent quarterly reports filed with the SEC, as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, discuss some of the factors that could contribute to these differences.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Investors should review our subsequent reports filed with the SEC described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus and incorporated by reference into this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, all of which are accessible on the SEC’s website at www.sec.gov.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for working capital and general corporate purposes.

The intended application of the proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

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THE SECURITIES THAT WE MAY OFFER

The descriptions of our securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of such securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of such securities may differ from the terms that we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to such securities, and the securities exchange, if any, on which such securities will be listed.

We may sell from time to time, in one or more offerings, either individually or in any combination:

●	shares of our Common Stock;

●	warrants to purchase shares of our Common Stock and/or other securities described in this prospectus;

●	debt securities consisting of notes, debentures or other evidences of indebtedness;

●	convertible debt securities consisting of notes, debentures or other evidences of indebtedness;

●	rights to purchase shares of our Common Stock and/or other securities described in this prospectus; and/or

●	units consisting of a combination of the foregoing.

The terms of any securities that we offer will be determined at the time of sale. We may issue securities that are exercisable, exchangeable for or convertible into Common Stock. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

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DESCRIPTION OF COMMON STOCK

The following description of our Common Stock and certain provisions of our articles of incorporation, as amended (“Articles of Incorporation”), and our Bylaws are summaries and are qualified by reference to our Articles of Incorporation and Bylaws. Such summaries do not purport to be complete and are qualified in their entirety by reference to Nevada law, including the NRS, as well as copies of our Articles of Incorporation and Bylaws, which have been filed as exhibits to prior reports filed by us with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Common Stock

Our authorized Common Stock consists of 50,000,000 shares of Common Stock, $0.001 par value per share. As of June 23, 2020, we had 26,581,600 shares of our Common Stock issued and outstanding, which excludes 63,518 shares held in treasury.

Voting Rights

Each share of our Common Stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Dividends

Each share of our Common Stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our Common Stock in the future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our board of directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation

If the Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of any securities with liquidation preferences senior to the Common Stock are paid will be distributed to the owners of our Common Stock pro rata.

Preemptive Rights

Owners of our Common Stock have no preemptive rights. We may sell shares of our Common Stock to third parties without first offering such shares to current stockholders.

Redemption Rights

We do not have the right to buy back shares of our Common Stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our Common Stock do not ordinarily have the right to require us to buy their Common Stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights

Shares of our Common Stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability

All outstanding shares of our Common Stock are fully paid and nonassessable.

Listing

Our Common Stock trades on Nasdaq under the symbol “DGLY.”

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock in the United States is Action Stock Transfer Corporation, located at 2469 E. Fort Union Blvd., Salt Lake City, UT 84122. Its telephone number is (801) 274-1088.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information that we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of Common Stock and/or other securities described in this prospectus. We may issue warrants independently or together with Common Stock and/or such other securities, and the warrants may be attached to or separate from any such offered securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $125,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the number of shares of Common Stock or other securities purchasable upon the exercise of one warrant and the price at which such shares or other securities may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercising the warrants;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

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●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of Common Stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

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DESCRIPTION OF DEBT SECURITIES AND CONVERTIBLE DEBT SECURITIES

The following description, together with the additional information that we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that may be offered from time to time under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will generally apply to any future debt securities that may be offered under this prospectus, we will describe the particular terms of any debt securities that may be offered in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms we describe below.

We may issue secured or unsecured debt securities offered under this prospectus, which may be senior, subordinated or junior subordinated, and/or convertible and which may be issued in one or more series. We will issue any new senior debt securities under a senior indenture that we will enter into with a trustee named in such senior indenture. We will issue any subordinated debt securities under a subordinated indenture that we will enter into with a trustee named in such subordinated indenture. We will have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. The terms of the debt securities will include those set forth in the applicable indenture, any related supplemental indenture and any related securities documents that are made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture, any supplemental indenture and any related security documents, if any, in their entirety before investing in our debt securities. We use the term “indentures” to refer to both the senior indentures and the subordinated indentures.

The indentures will be qualified under the Trust Indenture Act. We use the term “trustee” to refer to either a trustee under the senior indenture or a trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of any senior debt securities, any subordinated debt securities and the related indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures and any supplemental indenture or related document applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that are offered under this prospectus, as well as the complete indentures, that contains the terms of the debt securities. See the information under the heading “Where You Can Find More Information” for information on how to obtain a copy of the appropriate indenture. Except as we may otherwise indicate, the terms of any senior indenture and any subordinated indenture will be identical.

In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

●	title;

●	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

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●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

○	incur additional indebtedness;

○	issue additional securities;

○	issue guarantees;

○	create liens;

○	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

○	redeem capital stock;

○	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

○	make investments or other restricted payments;

○	sell or otherwise dispose of assets;

○	enter into sale-leaseback transactions;

○	engage in transactions with stockholders and affiliates;

○	issue or sell stock of or sell assets of our subsidiaries; or

○	effect a consolidation or merger;

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●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than U.S. dollars, the currency in which the series of debt securities will be denominated and the currency in which principal, premium, if any, and interest will be paid; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to or different than those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

In addition to the debt securities that may be offered pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other indentures or documentation that are not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

Original Issue Discount

One or more series of debt securities offered under this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Senior Debt Securities

Payment of the principal or premium, if any, and interest on senior debt securities will rank on a parity with all of our other indebtedness that is not subordinated.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstance described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

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Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indentures

Except as otherwise set forth in an applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of a to-be-determined percentage in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above under “— Events of Default Under the Indentures,” the trustee or the holders of a to-be-determined percentage in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above “— Events of Default Under the Indentures” occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences (other than bankruptcy defaults), except there may be no waiver of defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of a to-be-determined percentage in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee, and such holders have offered indemnity satisfactory to the trustee, to institute the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may modify an indenture or enter into or modify any supplemental indenture without the consent of any holders of the debt securities with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “—Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make any appropriate changes for such purpose;

●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the legal rights of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

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●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agents and agencies for payment, registration of transfer and exchange and service of notices and demands;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the date payments are due.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This manner of holding securities is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in “street name,” you should check with your own institution to find out, among other things:

●	how it handles payments and notices;

●	whether it imposes fees or charges;

●	how it would handle voting if applicable;

●	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

●	if applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

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Our obligations, as well as the obligations of the trustee under the indentures and those of any third parties employed by us or the trustee under either of the indentures, run only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we do not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a “street name” customer but does not do so.

Form, Exchange and Transfer

We may issue debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series (the “Depository”). See “Book-Entry” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described below or in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth below in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Book-Entry Securities

The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of one or more global securities, except as otherwise described in a related prospectus supplement.

Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary, or “participants,” or persons that may hold interests through participants.

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Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of such participants.

A global security representing a book-entry security is exchangeable for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary ceases to be a clearing agency registered under the Exchange Act, (ii) there shall have occurred and be continuing an event of default with respect to the debt securities of that series or (iii) other circumstances exist that have been specified in the terms of the debt securities of that series. Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the indentures, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

Except as otherwise specified in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our Common Stock or other securities as described in this prospectus. We may offer rights separately or together with one or more additional rights, Common Stock, other securities described in this prospectus or any combination of such securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of Common Stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription rights;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

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DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds that we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

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We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options) in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

All securities we may offer, other than Common Stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our Common Stock which is listed on Nasdaq. We have no current plans for listing of warrants, units or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular warrants, units or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan &Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of Digital Ally, Inc. as of December 31, 2019 and for the year ended December 31, 2019 incorporated in this prospectus and any prospectus supplement, which form a part of the registration statement, by reference from the Digital Ally, Inc. Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this registration statement of which this prospectus and any prospectus supplement that forms a part in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Digital Ally, Inc. as of December 31, 2018 and for the year then ended incorporated in this prospectus and any prospectus supplement, which form a part of the registration statement by reference from the Digital Ally, Inc. Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this registration statement of which this prospectus and any prospectus supplement that forms a part in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at no cost from the SEC’s website at http://www.sec.gov. Our corporate website is www.digitalallyinc.com. The information on our corporate website is not incorporated by reference in this prospectus and any prospectus supplement, which form a part of the registration statement, and the documents incorporated by reference herein and therein, and you should not consider it a part of this prospectus and any prospectus supplement or such documents.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2019 and its amendment on Form 10-K/A, filed with the SEC on April 6, 2020 and April 29, 2020, respectively;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 20, 2020;

●	our Current Reports on Form 8-K filed with the SEC on January 9, 2020, January 14, 2020, March 3, 2020, March 9, 2020, April 8, 2020, April 20, 2020, April 21, 2020, April 24, 2020, June 4, 2020, June 9, 2020 and June 16, 2020; and

●	the description of our Common Stock contained in our Registration Statement on 8-A filed with the SEC on December 28, 2007, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide, without charge, to each person to whom a copy of this prospectus any prospectus supplement forming a part of the registration statement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Digital Ally, Inc.

15612 College Blvd.

Lenexa, KS 66219

(913) 814-7774

corporate@digitalallyinc.com

Copies of these filings are also available on our website at www.digitalallyinc.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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Digital Ally, Inc.

3,250,000 Shares of Common Stock

Prefunded Common Stock Purchase Warrants to purchase up to 11,050,000 Shares of Common Stock

Common Stock Purchase Warrants to purchase up to 14,300,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Placement Agent

KINGSWOOD CAPITAL MARKETS

division of Benchmark Investments, Inc.

January 27, 2021